CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of

Regulation A under the Securities Act of 1933, as amended.

As submitted to the Securities and Exchange Commission on January 18, 2019

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated [                ], 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Jamestown Atlanta Invest 1, LLC

Sponsored by

Jamestown, L.P.

Up to $50,000,000 in Common Shares

Jamestown Atlanta Invest 1, LLC is a newly organized Delaware limited liability company formed to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. Our sponsor, Jamestown, L.P., or “Jamestown,” believes that our targeted properties and geographies have displayed strong performance and are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” The use of the terms “Jamestown Atlanta Invest 1”, the “Company”, the “Fund”, “we”, “us” or “our” in this offering circular refer to Jamestown Atlanta Invest 1, LLC unless the context indicates otherwise.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Our sponsor, Jamestown L.P., or “Jamestown,” has a 35-year track record of investing in diverse real estate assets and has been headquartered in Atlanta since it was founded. With projects ranging from small retail properties to major adaptive reuse projects, Jamestown has both the in-house experience and the external relationships in the commercial real estate world to take advantage of investment opportunities in Atlanta. In addition to having significant experience in Atlanta, many of Jamestown’s key executives and management team live in Atlanta, reside in in-town neighborhoods and have extensive market experience and relationships in Atlanta. With Jamestown Atlanta Invest 1, LLC, Jamestown intends to bring its expertise, previously only available to institutional investors and German retail investors, to individual U.S. investors. Jamestown will provide its quality investment discipline and asset management expertise to the Fund. This offering will provide an opportunity to invest directly in the Fund without upfront fees paid by the investors. As with previous funds, Jamestown will make a co-investment to ensure that the company is fully aligned with the interests of the investors.

We are externally managed by our Manager, a wholly-owned subsidiary of our sponsor. Jamestown operates an online investment portal at invest.jamestown.com that allows investors to become equity holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the investment portal on the Jamestown website, investors can view details of an investment and sign legal documents online. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our first taxable year of operations.

We are offering up to $50,000,000 in our common shares, which represent limited liability company interests in the Company, to the public at $10.00 per share. The minimum investment in our common shares for initial purchases is 250 shares, or $2,500 based on the initial per share price. In addition, our sponsor has committed to purchase an aggregate of 50,000 common shares from us at $10.00 per share in a private placement on a date no later than the date on which we raise and accept at least $5,000,000 in this offering. We expect to offer common shares until we raise the maximum amount being offered, unless the offering is terminated by our Manager at an earlier time. The per share purchase price for our common shares in this offering will be $10.00 per share, an amount that was arbitrarily determined by our Manager, until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date when such NAV is determined, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our shareholders with limited liquidity on a quarterly basis for their investment in our shares.

The Company has not registered, and does not intend to register, under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), in reliance upon the exemptions described in the “Investment Company Act Considerations” section. Investors will not have the benefits and protections arising out of registration under the Investment Company Act.

We intend to distribute our shares primarily through an investment portal on the Jamestown website (though we may distribute our shares through other online portals as deemed appropriate by our Manager). North Capital Private Securities will serve as our broker-dealer and will provide escrow services before we meet our minimum amount raised in this offering.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14 to read more about the significant risks you should consider before buying our common shares. These risks include the following:

•

We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

We have no operating history, and as of the date of this offering circular, our total assets consist of $5,000 in cash. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•

This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

•

Our Manager’s executive officers and key real estate professionals are also officers, directors, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our sponsor.

•

Our sponsor may sponsor other companies or funds that compete with us, and our sponsor does not have an exclusive management arrangement with us. However, our sponsor has adopted a policy for allocating investments between different companies with similar investment strategies that it sponsors.

•

This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested as compared to traditional registered securities offerings.

•

If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $5,500,000 (including proceeds from common shares purchased by our sponsor).

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds from our public offering we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•

We will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares.

•	Other funds sponsored by Jamestown have the first right to invest in any investment opportunity. We will invest in opportunities that such funds have chosen not to pursue.

•

If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we will be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment or that you we will receive your initial investment back.

•

Our intended investments in commercial real estate in Atlanta (though we may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents), will be subject to risks relating to real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

•

Investing in a limited number of regions carries the risks associated with significant geographical concentration. Geographic concentration of properties exposes our projects to adverse conditions in the areas where the properties are located, including general economic downturns and natural disasters occurring in such markets. Such major, localized events in areas where our properties are located could adversely affect our business and revenues, which would adversely affect our results of operations and financial condition.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; and, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total Minimum		Total Maximum
Public Offering Price (1)	$10.00	$5,000,000.00	(2)	$50,000,000.00
Underwriting Discounts and Commissions (3)
Proceeds to Us from this Offering to the Public	$10.00	$5,000,000.00	(2)	$50,000,000.00
Proceeds to Us from the Private Placement to our sponsor and its Affiliate	$10.00	$500,000.00		$500,000.00
Total Proceeds to Us	$10.00	$5,500,000.00		$50,500,000.00

(1)

The price per share shown was arbitrarily determined by our Manager and will apply until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

(2)

This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account with our broker-dealer until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses. See “How to Subscribe”.

(3)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, in part to pay our Manager for certain administration, organization and offering costs. Additionally, North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We will offer our common shares on a best efforts basis primarily through the online investment portal on the Jamestown website (though we may distribute our shares through other online portals as deemed appropriate by our Manager). Other offerings of our common shares may be made pursuant to exemptions under the Securities Act other than Regulation A.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is [                ], 2019.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular may be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement, which will take precedence over this offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the investment portal on the Jamestown website, invest.jamestown.com. The contents of the investment portal on the Jamestown website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary “ section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q:	What is Jamestown Atlanta Invest 1, LLC?

A:

Jamestown Atlanta Invest 1, LLC is a newly organized Delaware limited liability company formed to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. Our sponsor, Jamestown, L.P., or “Jamestown,” believes that our targeted properties and geographies have displayed strong performance and are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” The use of the terms “Jamestown Atlanta Invest 1”, the “Company”, the “Fund”, “we”, “us” or “our” in this offering circular refer to Jamestown Atlanta Invest 1, LLC unless the context indicates otherwise.

Q:	Who is Jamestown?

A:

Our sponsor, Jamestown was established in 1983 as an investment and management company focused on income-producing real estate in the United States. Over the last 35 years, Jamestown has expanded into a national, vertically integrated real estate operator with over $10.3 billion of assets under management as of June 30, 2018. Jamestown’s capabilities include but are not limited to: acquisitions and capital markets, asset management, retail leasing, design, marketing, construction and project management, property management, legal and risk management, accounting and tax, sustainability, fundraising, and portfolio management. Jamestown is headquartered in Atlanta, GA, with U.S. offices in New York, NY, Boston, MA, Los Angeles, CA, and San Francisco, CA, along with an affiliate office in Bogotà, Colombia. Jamestown’s sister company, Jamestown US-Immobilien GmbH, located in Cologne, Germany, sponsors the Jamestown German Retail funds, which are offered and sold to individuals who are not US persons and are predominantly residents of Germany. Jamestown US-Immobilien GmbH’s two core functions include portfolio management and risk management, in addition to investor relations and solicitation.

Jamestown operates an online investment platform through invest.jamestown.com.

Q:	Who will choose which investments you make?

A:	We are externally managed by Jamestown Invest Manager, L.P., or our “Manager,” which is a wholly owned subsidiary of Jamestown. Our Manager will make all of our investment decisions.

Q:	What is the investment portal on the Jamestown website?

A:

The Jamestown website hosts an online investment platform for commercial real estate. The portal is operated by Jamestown and runs on a white label platform owned by a third-party. The investment portal on the Jamestown website gives investors in us the ability to:

•	access commercial real estate investment opportunities provided by Jamestown;

i

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•	invest completely online, through digital legal documentation, funds transfer, and ownership recordation; and

•	manage and monitor investments easily through the online platform and periodic financial reporting, while receiving automated distributions and/or interest payments.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire a portfolio of real estate investments under professional management;

•

is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended, the Code, for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its taxable net income that is distributed to its shareholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

•	generally pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations.

Q:	What competitive advantages do we achieve through our relationship with our sponsor?

A:

Our Manager will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

•

Track Record – Across Jamestown’s 31 realized real estate funds, the aggregate cash distributed from each fund exceeded the original aggregate capital contributed to each fund. This prior performance is not a guarantee of future results.

•

Vertically-Integrated Operating Platform – The multidisciplined in-house team of over 150 professionals in acquisitions and capital markets, asset management, retail leasing, design, marketing, construction and project management, property management, legal and risk management, accounting and tax, sustainability, fundraising, and portfolio management collaborates from acquisition through disposition to maximize opportunities and minimize risks.

•

Proactive Management — Jamestown believes that experienced, hands-on asset management provides for better quality of service. Through focused on-site operations, Jamestown remains in close contact with its tenants which allows for proactive identification and resolution of tenant concerns, resulting in greater tenant satisfaction.

•

Distinguished Reputation — Jamestown’s cultivation of longstanding relationships and partnerships with key industry leaders, along with its reputation for moving quickly to execute transactions, generates a significant number of off-market investment opportunities, as evidenced by the direct sourcing of nearly half of Jamestown’s core and core-plus fund investments through non-competitive channels.

•

Sources of Capital — Jamestown’s experience with previous funds has shown that there are often unexpected opportunities to increase project cash flow, but that additional capital, sometimes in significant amounts, is necessary. For subsequent value creation and other liquidity needs, the use of additional capital could make sense. Therefore, Jamestown may provide us with access to additional capital in the future. This additional capital could take the form of equity, debt, or a combination of the two, in one or more transactions. Jamestown may, but is not obligated to, provide equity capital in a total amount of up to $20,000,000 in one or more transactions with the price per common share equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Shares purchased by Jamestown or its affiliates will not be included in the $5,000,000 necessary to be raised and accepted by us in order to break escrow and commence operations. Additionally, shares purchased by Jamestown or its affiliates will be for investment purposes only and not for resale. Loans provided to us by Jamestown would each have a term of zero to seven years, non-amortizing and bear interest equal to the then-current “prime rate,” as published in The Wall Street Journal.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Q:	Why should I invest with a company that is primarily focused on real estate projects in the Fund’s target geographies?

A:

Jamestown has historically been focused on major MSAs, including Atlanta where the company is headquartered. Atlanta has seen continued growth in the last five years, including (i) the addition of 180,000 households since 2012 and (ii) 56,000 new jobs created in the 12 months ending December 31, 2017. This continued growth, alongside a number of major corporations that have long been headquartered in Atlanta, means there is potential for real estate values to continue to rise with the increased demand within the city. Jamestown believes real estate buoyed by the physically constrained and growing markets of major MSAs with populations equal to or greater than one million residents can produce predictable and growing income with the potential for improvements to enhance both the stable income from the property and increase the overall value of the asset.

We believe our focus on real estate in the Atlanta, Georgia MSA (though we may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents) can provide you with:

•	the opportunity for capital appreciation;

•	the opportunity for a reasonably predictable and stable level of current income from the investment; and

•	diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market.

Q:	What kind of offering is this?

A:

We are primarily offering through Jamestown’s online investment platform, invest.jamestown.com, a maximum of $50,000,000 in our common shares to the public on a “best efforts” basis at $10.00 per share. In addition, our sponsor has committed to purchase an aggregate of 50,000 common shares from us at $10.00 per share in a private placement on a date no later than the date on which we raise and accept at least $5,000,000 in this offering.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions, whether via the investment portal on the Jamestown website or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

Other offerings of our common shares may be made pursuant to exemptions under the Securities Act other than Regulation A.

Q:	How is an investment in your common shares different from investing in shares of a listed REIT?

A:

The fundamental difference between our common shares and a listed REIT is the daily liquidity available with a listed REIT. Although we intend to adopt a redemption plan that may allow investors to redeem shares on a quarterly basis, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common shares. However, we believe our common shares are an alternative way for investors to deploy capital into one or more real estate assets, with a lower correlation to the general stock market than listed REITs.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

While listed REITs are subject to more demanding public disclosure and corporate governance requirements than we are, we still are subject to the scaled reporting requirements of Regulation A.

Q:	How is an investment in your common shares different from investing in shares of a traditional non-exchange traded REIT?

A:

We do not charge any upfront fees, saving investors formation expenses as compared to a traditional non-exchange traded REIT. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our sponsor is primarily using a lower-cost digital platform to conduct this offering, thus reducing the financial burdens to us of offering our common shares. We are one of the few investment opportunities offered online that is sponsored by an institutional real estate investment manager.

Q:	What is the purchase price for your common shares?

A:

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date when such NAV is determined, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April. Our website, invest.jamestown.com, will identify the current NAV per share. If our Manager learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. Any such adjustments to our NAV will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. See “Description of Our Common Shares—Quarterly Share Price Adjustments” for more details.

Q:	How will your NAV per share be calculated?

A:

Our NAV per share will be calculated at the end of each fiscal quarter, beginning at the end of the first complete fiscal quarter of this offering after we break escrow, by our internal process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances reports of the underlying real estate provided by a valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, (4) accruals of our periodic distributions and (5) estimated accruals of our operating revenues and expenses (including the projected Participation Allocation). In instances where our Manager determines that an appraisal of the real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our valuation expert. The valuation expert will not be responsible for, or prepare, our quarterly NAV per share. The final determination of our quarterly NAV per share will be made by our Manager. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Q:	How exact will the calculation of the quarterly NAV per share be?

A:

Our goal is to provide a reasonable estimate of the market value of our common shares as of the end of each fiscal quarter. Our internal valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. See “Description of our Common Shares—Valuation Policies.”

Q:	What is your contemplated ownership structure?

A:

We are a Delaware limited liability company wholly owned by our investors. Jamestown Invest Manager, L.P., a wholly owned subsidiary of Jamestown, is our Manager. We wholly own Jamestown Invest 1 OP, L.P. (the “Operating Partnership”), through which we will acquire and hold our assets.

v

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

†	Our sponsor has committed to purchase 50,000 common shares in a private placement after we break escrow.

Q:	Will I have the opportunity to redeem my common shares?

A:

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Manager has designed our redemption plan with a view towards providing investors with an initial period in which to decide whether a long-term investment in the Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year six. Any economic benefit resulting from the discounted redemption price will benefit us and will indirectly accrue to shareholders who have not requested redemption and to the Manager.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Pursuant to our redemption plan, shareholders may request that we redeem not less than 25% of their shares. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.

For the first eighty-nine (89) days following the purchase of the common shares subject to the redemption request (the “Introductory Period”), the per share redemption price will be equal to the purchase price of the shares being redeemed less the aggregate sum of distributions paid and declared but unpaid with respect to such shares, rounded down to the nearest cent. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

Beginning on the ninetieth (90th) day following the purchase of the common shares subject to the redemption request (the “Post-Introductory Period”), the per share redemption price will be calculated based on a declining discount to the NAV per share in effect at the time the redemption request is made without any reduction for distributions paid or declared and rounded down to the nearest cent.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of NAV per share) Before Deduction of any Participation Allocation and Third- Party Costs (1)
Less than 90 days (Introductory Period)	100.0%(2) (3)
90 days until 3 years	97.0% (4)
3 years to 4 years	98.0% (5)
4 years to 5 years	99.0% (6)
More than 5 years	100.0% (7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.
(3)

The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4)

For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the NAV per share in effect at the time of the redemption request.

(5)

For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the NAV per share in effect at the time of the redemption request.

(6)

For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the NAV per share in effect at the time of the redemption request.

(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the NAV per share in effect at the time of the redemption request.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Proceeds to investors from any redemption will be further reduced by the Participation Allocation payable to the Manager in connection with such redemption, except that there is no Participation Allocation payable for redemptions made during the Introductory Period. (see “Management Compensation” for more details on the Participation Allocation). Additionally, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

Q:	Will there be any limits on my ability to redeem my shares?

A:

During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. We will not honor redemption requests during such 12-month period if it would cause us to redeem more than 5.0% of our outstanding common shares as of the beginning of such 12-month period. In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the number of our common shares outstanding at the beginning of each 12-month period. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with any excess capacity carried over to later calendar quarters in that calendar year.

For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis—meaning those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”.

Notwithstanding anything contained herein to the contrary, with the exception of honoring redemption requests up to the previously described limitation, we are not obligated to redeem common shares under the redemption plan.

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice for any reason, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment, suspension, or termination. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

Q:	Will I be charged upfront selling commissions?

A:

No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fee paid by investors in connection with the offering and sale of our common shares through an investment portal on the Jamestown website. North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors.

Q:	Who will pay our administration, organization and offering costs?

A:

Our Manager or its affiliates will pay all costs incurred in connection with our administration, organization and the offering of our shares. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred, including those expenses described in the next paragraph. We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, in part to pay our Manager for certain administration, organization and offering costs. Additionally, North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Q:	What fees and expenses will you pay to our Manager or any of its affiliates?

A:

We will pay our Manager a quarterly asset management fee at an annualized rate of 1.25%, which until the end of the first complete fiscal quarter after we break escrow, will be based on our aggregate net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter. See “Management Compensation” for the additional fees we will pay our Manager and its affiliates for our operation.

We will also pay our Manager and its affiliates for certain operating expenses. See “Management Compensation” for more details regarding the expenses that will be paid to our Manager and its affiliates. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors. In addition, we will reimburse our Manager and its affiliates for expenses incurred in the performance of certain services for us.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:	What is your intended leverage policy?

A:

We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing and other financing transactions. Our target leverage at stabilization is 60% at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-effective basis. Our Manager may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s Investment Committee (see “Management – Investment Committee of our Manager” for additional detail on our Investment Committee).

Q:	How often will I receive distributions?

A:

While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis, or less frequently as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow.

The REIT distribution requirements generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we will be subject to U.S. federal income or excise taxes on our undistributed taxable income and gains. As a result, the Manager intends to make additional distributions, beyond the minimum required distribution under the REIT rules, to avoid such taxes. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:

While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds from our public offering we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. For noncorporate shareholders, dividends that we do not classify as capital gains and that do not otherwise qualify for capital gains treatment generally will qualify for a 20% deduction for tax years beginning before January 1, 2026, that will reduce the effective rate of tax on such dividends. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Q:	May I reinvest my cash distributions in additional shares?

A:

While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder. Note, however, that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 of our common shares in any twelve-month period.

Q:	Who might benefit from an investment in our shares?

A:	An investment in our shares may be beneficial for you if you:

•

seek to diversify your personal portfolio with a real estate investment vehicle formed to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth (possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”) (we may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents));

•	seek to preserve capital; and

•	are able to hold your investment for a time period consistent with our liquidity strategy.

x

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Are there any risks involved in buying our shares?

A:

Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. Therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q:	How does a “best efforts” offering work?

A:

When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. Neither our sponsor, Manager nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our sponsor’s commitment to purchase an aggregate of 50,000 common shares from us at $10.00 per share in a private placement on a date no later than the date on which we raise and accept at least $5,000,000 in this offering).

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•

all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases is calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	How do I buy shares?

A:

You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the investment portal on the Jamestown website. You will need to fill out a subscription agreement like the one attached to this offering circular as Exhibit 3 for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:

Yes. You must initially purchase at least 250 shares in this offering, or $2,500 based on the current per share price. There is no minimum investment requirement on additional purchases after you have purchased a minimum of 250 shares.

Q:	Is there any minimum initial offering amount required to be sold?

A:

Yes. We will not start operations until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). Until the minimum threshold is met, investors’ funds provided with subscription agreements during the escrow period will be placed in an account with North Capital Private Securities as escrow agent, and investors will not be admitted as shareholders. At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. Investors may revoke their subscriptions until the minimum threshold has been reached.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Q:	What happens to my subscription if you don’t raise at least the $5,000,000 minimum threshold from third parties in this offering?

A:

The proceeds of this offering will be placed into an escrow account with our broker-dealer until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. All funds provided with subscription agreements during the escrow period will be placed in an account with North Capital Private Securities as escrow agent. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses.

Q:	What will you do with the proceeds from your offering?

A:

We expect to use substantially all of the proceeds from this offering to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia MSA. We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will earn a lower return than we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:

We currently expect that this offering will remain open for investors until we raise the annual maximum amount permitted under Regulation A, unless terminated by us at an earlier time. The proceeds of this offering will be placed into an escrow account with our broker-dealer until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses. We reserve the right to terminate this offering for any reason at any time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Q:	How long will this fund last?

A:

We currently expect that this fund will begin to explore liquidity options five to seven years from the end of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Therefore, investors may have to hold their shares indefinitely.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	a semi-annual report;

•	current event reports for certain material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the investment portal on the Jamestown website at invest.jamestown.com, via e-mail, or, upon your request, via U.S. mail.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at invest@jamestownlp.com or by mail at:

Jamestown, L.P.

675 Ponce de Leon Avenue, NE

7th Floor

Atlanta, GA 30308

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

Jamestown Atlanta Invest 1, LLC

Jamestown Atlanta Invest 1, LLC is a newly organized Delaware limited liability company formed to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. Our sponsor, Jamestown, L.P., or “Jamestown,” believes that our targeted properties and geographies have displayed strong performance and are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 675 Ponce de Leon Avenue NE, 7th Floor, Atlanta, GA 30308. Our telephone number is (770) 805-1000. Information regarding the Company is also available on our sponsor’s web site at www.jamestownlp.com.

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

•	generate attractive risk-adjusted returns through a combination of cash distributions, NOI growth and capital appreciation over an expected five to seven year hold period;

•	preserve, protect and return invested capital;

•	provide an investment alternative for people seeking to allocate a portion of their long-term investment portfolios to commercial real estate; and

•	create value for investors, tenants and community through socially responsible management practices.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s Investment Committee reviews our internal investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Investment Strategy

Our investment strategy is to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia MSA. We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents.

Our investment strategy seeks to capitalize on Jamestown’s 35-year track record as an active real estate investment manager to identify and take advantage of attractive opportunities. We also seek to benefit from Jamestown’s reputation and ability to transact at scale with speed and certainty, and its longstanding and extensive relationships in the real estate industry. We intend to benefit from Jamestown’s experience in Atlanta, including a history of projects ranging from hotel and office repositionings to iconic adaptive reuse developments, to source projects that create value for investors, tenants and the community. Jamestown has a track record of creating value by applying sustainable development and management practices, and has incubated local businesses and created access to affordable housing.

The properties that we acquire may be existing, income producing properties, newly constructed properties or properties under development or construction. We will focus on acquiring properties that we believe can produce a consistent cash distribution at stabilization and may present opportunities for capital appreciation over an expected five to seven year hold period, such as those with the potential for ground-up development, redevelopment or repositioning.

Market Opportunities

Jamestown’s U.S. headquarters has been located in Atlanta, Georgia, for 35 years since the company’s founding. While Jamestown has expanded into a vertically integrated real estate investment and management company with investments across the United States and in Latin America, the company started with a focus on Atlanta properties. Jamestown’s experience in Atlanta real estate is therefore extensive and our Investment Committee has a track record of understanding the local market and identifying strong investment opportunities.

Our investment strategy is focused on equity investments with potential value creation. We anticipate acquisition targets will be under $40,000,000 but could be larger or smaller based on investor subscriptions and actual opportunities in the market. This strategy relies on Atlanta’s stable economy with pockets of high growth, coupled with an influx of new businesses. We may pursue a variety of strategies for investment including: (i) acquiring value-add and lease-up properties; (ii) acquiring assets that require repositioning or re-development; and (iii) investing in ground-up new development projects.

Our Manager

Jamestown Invest Manager, L.P., or our “Manager”, is a wholly-owned subsidiary of Jamestown, our sponsor. Our Manager manages our day-to-day operations. A team of real estate professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement and will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our sponsor is able to exercise significant control over our business, including through its ownership of our Manager.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Our Structure

The chart below shows the relationship among various Jamestown affiliates and the Company as of the date of this offering circular.

Jamestown Atlanta Invest 1, LLC Entity Organizational Chart

*	See “Conflicts of Interest” for additional descriptions of potential conflicts associated with the Fund structure.
†	Our sponsor has committed to purchase 50,000 common shares in a private placement after we break escrow.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Management Compensation

Our Manager and its affiliates will receive fees, other payments and expense reimbursements for services relating to this offering and the investment and management of our assets. The categories of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares and none of our offering proceeds will be used to pay for our organization and offering expenses.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Fund Administration Fee – Manager

Organizational and Offering Stage

We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, to pay our Manager for certain administration costs.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Acquisition Stage

Reimbursement of Acquisition Expenses – Manager	We will reimburse our Manager and any third party for actual expenses incurred in connection with the selection and acquisition of an investment whether or not we ultimately acquire the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Fund Administration Fee – Manager	We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, to pay our Manager for certain administration costs.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Asset Management Fee – Manager	We will pay our Manager a quarterly Asset Management Fee equal to 1.25% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Property Management Fee	A monthly Property Management Fee of up to 4% paid to our Manager or its affiliates for the management of properties held by us. The fee is calculated as a percentage of the gross receipts of the property receiving such services, such as rents and other payments. We will also reimburse our Manager or its affiliates for costs incurred by them in connection with such services provided to us, including the cost of property management personnel that are onsite at the investment and/or a share of our Manager’s or its affiliates’ personnel costs attributable to the estimated percentage allocation of time spent, if such employee is allocated to more than one asset, in connection with providing property management services to our investments, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts are dependent upon the amount and timing of payments received by us at our properties; we cannot determine these amounts at the present time.

Construction and Development Fee	A Construction and Development Fee of 1% to 4% paid to our Manager or its affiliates for construction management services and/or development management services on assets held by the Fund. The fee is calculated as a percentage of the total project costs (including both hard and soft costs). We will also reimburse our Manager or its affiliates for costs incurred by them in connection with such services provided to us, including a share of our Manager’s or its affiliates’ overhead attributable to the actual time spent in connection with providing construction and development services to us, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts are dependent upon actual expenses incurred or whether affiliates of the Manager are actually engaged to perform such services and, therefore, cannot be determined at this time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Leasing Fee	A Leasing Fee paid to our Manager or its affiliates for office and retail leasing services of (i) 6% of total deal value for new leases for Fund assets (4% with a co-broker), (ii) 4% of total deal value for renewal of leases for Fund assets (2% with a co-broker) and (iii) 10% of total deal value event/short term (less than 3 years) leases for Fund assets.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Reimbursements to Affiliates of the Manager	In addition to the separately paid fees to our Manager or its affiliates, we may retain the Manager or certain of its affiliates for necessary services relating to our investments or our operations, including sustainability services, creative and marketing services, architecture services, legal services and tax services. We will reimburse our Manager or its affiliates for the costs incurred by them in connection with such services provided to us, including a share of our Manager’s affiliates overhead attributable to the actual time spent in connection with providing these services to us, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts depend on whether affiliates of the Manager are actually engaged to perform such services and, therefore, cannot be determined at this time.

Operating Expenses – Manager	We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include employee costs borne by the Manager.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fee—Manager	We will pay our Manager or its affiliates a Disposition Fee for the disposition of each asset held by us. The fee is calculated as 1% of the contract sale price of the asset, and is deducted at the time such payment from the disposition of the asset is received by us. The Disposition Fee will be paid in addition to any third-party brokerage or sales fees paid by the Fund. For dispositions of assets in which we own partial interests, the asset disposition fee will be pro-rated based on our ownership interest. In addition to this fee, we will reimburse our Manager and any affiliate and any third party for actual expenses incurred in connection with the disposition of an asset whether or not we ultimately disposed of the asset.	Actual amounts are dependent upon the amount and timing of sales proceeds received by us from the sale of each property; we cannot determine these amounts at the present time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Liquidation Stage

Participation Allocation	Our Manager, as a Special Limited Partner, will hold a performance participation interest in the Operating Partnership that entitles it to receive a performance participation allocation from the Operating Partnership (the “Participation Allocation”), payable in full upon a Liquidity Event (as defined below) or, to the extent allocable to redeemed shares, at the time of redemption. The Participation Allocation will be equal to 20% of (i) our NAV (without reduction for any accrued Participation Allocation) as of the applicable date, increased by (ii) the aggregate capital distributions and dividends paid or accrued with respect to interests in the Operating Partnership, if any, less (iii) the aggregate initial purchase price for all interests in the Operating Partnership. If our NAV as of the applicable date, increased by capital distributions and dividends paid or accrued, is less than $10 per share, no Participation Allocation will be paid. The redemption price for any redeeming investor for any redemption of shares will be our NAV as of the redemption date (including any accrued Participation Allocation). “Liquidity Event” shall mean the occurrence of a liquidity event, including, but not limited to, a liquidation of the fund upon the sale of all of the properties, a public listing, or a merger with a public or non-public company.	Actual amounts are dependent upon the amount and timing of amounts received by us in connection with subject assets and the occurrence of a liquidity event or redemption; we cannot determine these amounts at the present time.

Participation Allocation Example

The following example illustrates how we would calculate our Manager’s Participation Allocation based on the assumptions set forth in rows A through D of the table below. All amounts are with respect to the units outstanding at the time of the Participation Allocation event. Actual results may differ materially from the following example.

A.	NAV (without reduction for any accrued Participation Allocation) as of the applicable date:	$73,000,000
B.	Aggregate capital distributions and dividends paid or accrued with respect to interests in the Operating Partnership:	$22,000,000
C.	The aggregate initial purchase price for all interests in the Operating Partnership	$50,000,000
D.	Participation Allocation is equal to 20% of the total amount of (A) increased by (B) less (C):	$9,000,000

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 14, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Summary of Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. You should carefully review the “Conflicts of Interest” section of this offering circular, beginning on page 54, which contains a detailed discussion of the conflicts that you should consider before you invest in our common shares.

Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. In addition, we may invest in projects with development or redevelopment requirements or in properties that have significant capital requirements; these properties may not immediately generate cash flow from operations. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis, or less frequently as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that the Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Distributions will be paid to shareholders as of the record dates selected by the Manager.

The Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income or excise taxes on our undistributed taxable income and gains. As a result, the Manager also intends to make additional distributions, beyond the minimum required distribution under the REIT rules, to avoid such taxes. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds from our public offering we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce your adjusted tax basis in your shares, and to the extent that it exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Leverage Policy

We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing and other financing transactions. Our target leverage at stabilization is 60% at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-effective basis. Our Manager may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s Investment Committee.

Valuation Policies

Our NAV per share will be calculated at the end of each fiscal quarter, beginning at the end of the first complete fiscal quarter of this offering after we break escrow, by our internal process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances reports of the underlying real estate provided by a valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, (4) accruals of our periodic distributions, and (5) estimated accruals of our operating revenues and expenses (including the projected Participation Allocation). In instances where an appraisal of the real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate assets to act as our valuation expert. The valuation expert will not be responsible for, or prepare, our quarterly NAV per share. The final determination of our quarterly NAV per share will be made by our Manager.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert or our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. If our Manager learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. Any such adjustments to our NAV will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

Quarterly Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date when such NAV is determined, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Beginning with the second complete fiscal quarter subsequent to breaking escrow, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. We will also post that fiscal quarter’s NAV on the public investment portal on the Jamestown website at invest.jamestown.com. The investment portal on the Jamestown website will also contain this offering circular, including any supplements and amendments. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. If our Manager learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

See “Description of Our Common Shares—Quarterly Share Price Adjustments” for more details.

Quarterly Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Manager has designed our redemption plan with a view towards providing investors with an initial period in which to decide whether a long-term investment in the Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year six. Any economic benefit resulting from the discounted redemption price will benefit us and will indirectly accrue to shareholders who have not requested redemption and to the Manager.

Pursuant to our redemption plan, shareholders may request that we redeem not less than 25% of their shares. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.

For the first eighty-nine (89) days following the purchase of the common shares subject to the redemption request (the “Introductory Period”), the per share redemption price will be equal to the purchase price of the shares being redeemed less the aggregate sum of distributions paid and declared but unpaid with respect to such shares, rounded down to the nearest cent. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

Beginning on the ninetieth (90th) day following the purchase of the common shares subject to the redemption request (the “Post-Introductory Period”), the per share redemption price will be calculated based on a declining discount to the NAV per share in effect at the time the redemption request is made without any reduction for distributions paid or declared and rounded down to the nearest cent.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of NAV per share) Before Deduction of any Participation Allocation and Third- Party Costs (1)
Less than 90 days (Introductory Period)	100.0	%(2) (3)
90 days until 3 years	97.0	% (4)
3 years to 4 years	98.0	% (5)
4 years to 5 years	99.0	% (6)
More than 5 years	100.0	% (7)

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.
(3)

The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4)

For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the NAV per share in effect at the time of the redemption request.

(5)

For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the NAV per share in effect at the time of the redemption request.

(6)

For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the NAV per share in effect at the time of the redemption request.

(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the NAV per share in effect at the time of the redemption request.

Proceeds to investors from any redemption will be further reduced by the Participation Allocation payable to the Manager in connection with such redemption, except that there is no Participation Allocation payable for redemptions made during the Introductory Period. (see “Management Compensation” for more details on the Participation Allocation). Additionally, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to bank transaction charges, custody fees, and/or transfer agent charges.

Redemption of our common shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable calendar quarter; provided, however, written requests for common shares to be redeemed during the Introductory Period must be delivered to the Manager prior to the end of such common shares’ Introductory Period (e.g., if an investment in common shares settled on March 30, 2019, a redemption request must be delivered to the Manager no later than June 15, 2019). The Manager intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption proceeds within 14 days of the end of such quarter; although payment of the redemption proceeds may be delayed until 21 days after the end of such quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Shareholders may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.

During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. We will not honor redemption requests during such 12-month period if it would cause us to redeem more than 5.0% of our outstanding common shares as of the beginning of such 12-month period. In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with any excess capacity carried over to later calendar quarters in that calendar year.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis—meaning those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”.

Notwithstanding anything contained herein to the contrary, with the exception of honoring redemption requests up to the previously described limitation, we are not obligated to redeem common shares under the redemption plan.

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice for any reason, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment, suspension, or termination. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT.

Please refer to the section entitled “Description of Our Common Shares—Quarterly Redemption Plan” for more information.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our shareholders within approximately five to seven years from the completion of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Therefore investors may have to hold their shares indefinitely. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction (the “Liquidity Event”). We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of the Company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in the Company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries. We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Jamestown Atlanta Invest 1, LLC

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this offering circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $5,000 in cash. You should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment opportunities sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you may sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange. There is no public market for our shares and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value of our shares, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Redemption Plan.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we were to continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including, borrowings, or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets, the smaller asset pool may affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” Economic conditions greatly increase the risks of these investments. See “— Risks Related to Our Investments”. The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. These economic conditions could result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, if we carry any leverage, our exposure to adverse general economic conditions is heightened.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of economic conditions, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our loan agreements, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our sponsor’s real estate professionals. To the extent that our sponsor’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment strategy is highly competitive. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and we cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We could also suffer from delays in locating suitable investments as a result of our reliance on our sponsor at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Jamestown sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has committed to invest an aggregate of only $500,000 in us through the purchase of 50,000 of our common shares at $10.00 per share. Due to the fees, reimbursements and other payments (see “Management Compensation”), our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor, aside from the Participation Allocation, does not have as much to lose from a decrease in the value of our shares.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12 month period (although we may raise capital in other ways). We expect the size of the investments that we will make will be under $40,000,000, but could be larger or smaller based on investor subscriptions and actual opportunities in the market. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a portfolio consisting of our targeted real estate investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we may make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of real estate assets. Our Manager has no employees, and utilizes our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through an investment portal on the Jamestown website, which makes an investment in us more speculative.

We will conduct this offering primarily through an investment portal on the Jamestown website (though we may distribute our shares through other online portals as deemed appropriate by our Manager). Our sponsor has sponsored other real estate investment opportunities prior to this offering, but this is the first offering being offered through an investment portal on the Jamestown website. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through an investment portal on the Jamestown website. If we are not successful in selling our shares through an investment portal on the Jamestown website, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

If our Manager does determine to pursue a liquidity transaction (which may include selling the Fund’s portfolio or launch an IPO) we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to risks related to the real estate market, which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital and sufficient investor subscription commitments, could result in our bankruptcy or other events which would have a material adverse effect on us and our shareholders. We have no significant assets or financial resources, so such adverse events could put your investment dollars at significant risk.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing and we expect competition to persist and intensify in the future.

Some of our current or potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.

We rely on banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business may be adversely affected.

We and the investment portal on the Jamestown website rely on third-party and FDIC-insured depository institutions to process our transactions, processing of subscriptions under this offering and distributions to our shareholders. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The investment portal on the Jamestown website also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the investment portal on the Jamestown website cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. The loss of the services of executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Employee misconduct and unsubstantiated allegations against us and misconduct by employees of our sponsor could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors is of critical importance. If an employee of our sponsor or its affiliates were to engage in illegal or suspicious activities, or if unsubstantiated allegations are made against us or our sponsor by such employees, shareholders or others, our sponsor and we may suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities or allegations), financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. Our business often requires that we deal with confidential information. If employees of our sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

It is not always possible to deter employee misconduct, and the precautions our sponsor takes to detect and prevent this activity may not be effective in all cases. Misconduct by our sponsor’s employees, or even unsubstantiated allegations of misconduct, could subject our sponsor and us to regulatory sanctions and result in an adverse effect on our reputation and our business.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have.

Certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than larger investors which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to our Sponsor and the Jamestown Website

Our sponsor faces increased risks, uncertainties, expenses and difficulties in maintaining the investment portal on the Jamestown website.

In order for us to be successful, the volume of investments originated through an investment portal on the Jamestown website will need to increase, which will require our sponsor to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the investment portal on the Jamestown website. Our sponsor also expects to routinely update its website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the investment portal on the Jamestown website. If our sponsor is unable to maintain the necessary infrastructure, you may experience delays in receipt of distributions on our common shares, periodic downtime of the investment portal on the Jamestown website or other disruptions to our business and operations.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If our sponsor were to enter bankruptcy proceedings, the operation of the investment portal on the Jamestown website and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account after release from escrow may be subject to the bankruptcy.

If our sponsor were to commence bankruptcy proceedings or to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in our sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The investment portal on the Jamestown website may store investors’ bank information and other personally-identifiable sensitive data. The investment portal on the Jamestown website is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Amazon S3 by Amazon Web Services. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the investment portal on the Jamestown website and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and our partner real estate operators to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in a potential loss of investors and adverse effect on the value of your investment in us.

Any significant disruption in service on the investment portal on the Jamestown website or in its computer systems could reduce the attractiveness of the investment portal on the Jamestown website and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the investment portal on the Jamestown website’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our sponsor’s technology and its underlying hosting services infrastructure are critical to our sponsor’s operations, level of customer service, reputation and ability to attract new investors and retain existing investors. Our sponsor’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). Our sponsor also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the investment portal on the Jamestown website will be uninterrupted, error-free or secure. Our sponsor’s operations depend on the Hosting Provider’s ability to protect its and our sponsor’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, our sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, our sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, our sponsor’s relationships with users of the investment portal on the Jamestown website and our sponsor’s reputation. Additionally, in the event of damage or interruption, our sponsor’s insurance policies may not adequately compensate our sponsor for any losses that we may incur. Our sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our sponsor’s brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the investment portal on the Jamestown website.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly- owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the forgoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Moreover, parties to a contract with an entity that has improperly failed to register as an investment company under the Investment Company Act may be entitled to cancel or otherwise void their contracts with the unregistered entity.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our sponsor and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the investment portal on the Jamestown website.

Laws intended to prohibit money laundering may require Jamestown to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Jamestown or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Prevailing market rates are determined by our Manager based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on the our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

The interests of the Manager, its principals and its other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, its principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•

the Manager, its principals and/or its other affiliates are offering, and may continue to offer, other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

the Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, its principals and/or its other affiliates for their own benefit;

•	we may engage the Manager or affiliates of the Manager to perform services at rates that are not subject to negotiation; and

•	the Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our shareholders. Accordingly, we and our shareholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our common shares, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Other funds sponsored by our sponsor will have the first right to invest in any investment opportunities.

We will invest in opportunities that other funds sponsored by Jamestown (“Other Funds”) have chosen not to pursue. We expect that our focus on smaller investments located in our target geographies will reduce potential conflicts with the Other Funds given their historical investment activity. See “Conflicts of Interest.” The Other Funds, however, will have the right to investment opportunities above us that could impact the quality of our investments and result in a negative impact on our financial returns.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Risks Related to Our Investments

Our real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. Depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

The geographic concentration of our investments in a limited number of regions may make our business vulnerable to adverse conditions in such regions. As a result, our investments may lose value and we may experience losses.

We intend to make real estate investments primarily in the Atlanta, Georgia MSA. We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. Investing in a limited number of regions carries the risks associated with significant geographical concentration. Geographic concentration of properties exposes our projects to adverse conditions in the areas where the properties are located, including general economic downturns, increased competition, real estate conditions, terrorist attacks, potential impacts from labor disputes, earthquakes and wildfires, and other natural disasters occurring in such markets. Such major, localized events in our target investment areas could adversely affect our business and revenues, which would adversely affect our results of operations and financial condition.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We may not be able to rebuild our existing properties to their existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our shareholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our shareholders’ investment.

Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our shareholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our shareholders’ investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials, lead-based paint and vapor intrusion. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment and we could be subject to environmental liabilities with respect to these properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties and other investments with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, some of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on select real estate investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Risks Relating to Economic Conditions

Economic recessions or downturns may have an adverse effect on our business, financial condition and results of operations.

Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could reduce investments on the investment portal on the Jamestown website by investors and engagement by real estate operators. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents. These events could adversely affect our demand among investors, which will impact our results of operations.

During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect our performance and, in turn, our business, and negatively impact our results of operations.

Negative general economic conditions could reduce the overall amount of sale and leasing activity in the commercial real estate industry, and hence the demand for our securities, which may in turn adversely affect our revenues.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.

Global economic, political and market conditions and economic uncertainty may adversely affect our business, results of operations and financial condition.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. Additionally, the precise details and the resulting impact of the United Kingdom’s vote to leave the EU, commonly referred to as “Brexit,” are impossible to ascertain at this point. The effect on the United Kingdom’s economy will likely depend on the nature of trade relations with the EU following its exit, a matter to be negotiated. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time. Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of the Company will be managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement provides that the Manager will generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause,” and the liquidation of the issuer. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote of our shareholders who are not affiliated with Jamestown or its affiliates. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

Our Manager will have the ability to make decisions in its sole discretion regarding (i) changing the targeted class of investments for the Company without shareholder notice or consent, (ii) making changes to our operating agreement on whether to issue additional common stock and preferred stock, including to our sponsor and its affiliates, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with our sponsor and its affiliates.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

As our sponsor may establish additional REIT offerings and other investment portal on the Jamestown website investment opportunities in the future, there may be conflicts of interests among the various REIT offerings, which may result in opportunities that would benefit the Company being allocated to the other offerings.

Our sponsor expects in the future to establish and sponsor additional offerings, and to offer investment opportunities through an investment portal on the Jamestown website, including offerings that will acquire or invest in select real estate investments.

These other offerings may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Jamestown-sponsored program, Jamestown will offer the opportunity to the program or investor for which it determines the investment opportunity is most suitable based on diversification, rate of return objectives or other considerations. Except under any policies that may be adopted by our Manager or sponsor in the future, no Jamestown-sponsored program (including us) will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other program;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Jamestown-sponsored program;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers,

•	suppliers or customers of any Jamestown-sponsored program;

•	establishing material commercial relationships with another Jamestown-sponsored program; or

•	making operational and financial decisions that could be considered to be detrimental to another Jamestown-sponsored program.

In addition, any decisions by our sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Jamestown-sponsored program more than another Jamestown-sponsored program or limit or impair the ability of any Jamestown-sponsored program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Jamestown-sponsored program that such arrangements or agreements include or not include another Jamestown-sponsored program REIT, as the case may be. Any of these decisions may benefit one Jamestown-sponsored program more than another Jamestown-sponsored program.

Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of the Company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

•

Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

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Ownership limitations. To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•

Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a quarterly basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we are required to limit the number of shares to be redeemed during a 12-month period to no more than 5.0% of the number of our common shares outstanding during such prior 12-month period. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with any excess capacity carried over to later calendar quarters in that calendar year.

In addition, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you will not receive the same price you paid for the common shares being redeemed other than during your Introductory Period (shares being redeemed during the Introductory Period will not be subject to the Participation Allocation). See “Description of Our Common Shares — Quarterly Redemption Plan.”

Redemption obligations could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. Our requirement under our redemption plan to honor all redemption requests for up to 5.0% means that we may be required to repurchase shares even if we have limited liquidity. If we have insufficient liquidity to cover our repurchase requirements, the shortfall could require us to seek to raise short- and long-term debt or sell equity securities in order to fund the obligation and these sources of financing may not be available at all, or may only be available on disadvantageous terms. See “Description of Our Common Shares — Quarterly Redemption Plan.”

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until the end of the first complete fiscal quarter after we break escrow, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker- dealers.

The per share purchase price for our common shares in this offering will be $10.00 per share, an amount that was arbitrarily determined by our Manager, until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April. Estimates of our NAV per share are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your shares in this offering may be more or less than shareholders who acquire their shares in the future.

Your interest in us will be diluted if we issue additional shares.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50,000,000 of our shares in any 12 month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of a limited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares. Other offerings of our common shares may be made pursuant to exemptions under the Securities Act other than Regulation A. Your percentage ownership interest in us may be diluted by such offering.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

We believe that our organization, prior and proposed ownership and method of operation have enabled and will continue to enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

•	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at the regular corporate rates;

•	we could be subject to possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to us and our common shares.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments.

If we have insufficient cash flows to cover our distribution requirements, the shortfall could require us to seek to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status and these sources of financing may not be available at all, or may only be available on disadvantageous terms. If we are unable to pay the distributions required to maintain our REIT status, we could fail to qualify as a REIT unless certain relief provisions apply. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis (for example if we charged our TRS interest in excess of an arm’s length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. However, there can be no assurance that we will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20%; however, dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such shareholders. Dividends received by such taxpayers that are otherwise taxable as ordinary income generally will qualify for a 20% deduction for tax years beginning before January 1, 2026, that will reduce the effective rate of tax on such dividends.

On December 22, 2017, the President signed into law legislation commonly known as the Tax Cuts and Jobs Act, or TCJA, which is generally effective for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. A number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

These changes will impact us and our shareholders in various ways, some of which are adverse relative to prior law, and this summary of material U.S. federal income tax considerations incorporates these changes where material. To date, the IRS has issued only limited guidance with respect to certain provisions of the new law. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied TCJA. Technical corrections legislation will likely be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon.

The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, particularly after the expiration of the 20% deduction, which could adversely affect the value of the stock of REITs, including our common shares.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or real property interests. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forgo otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

You may be restricted from acquiring, transferring or redeeming certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.”

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain requirements are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our Manager to revoke our REIT qualification, without shareholder approval may cause adverse consequences to our shareholders.

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forgo certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100% penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause us to forgo potential dispositions of other property or to forgo other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions; however, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

We may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our shareholders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our shareholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

In particular, the comprehensive tax legislation commonly known as the “Tax Cuts and Jobs Act,” or TCJA, makes many significant changes to the U.S. federal income tax laws that will profoundly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. A number of changes that affect noncorporate taxpayers will expire at the end of 2025 unless Congress acts to extend them. These changes will impact us and our shareholders in various ways, some of which are adverse or potentially adverse compared to prior law. See “—U.S. Federal Income Tax Considerations.” To date, the IRS has issued only limited guidance with respect to certain of the new provisions, and there are numerous interpretive issues that will require guidance. It is highly likely that technical corrections legislation will be needed to clarify certain aspects of the new law and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or changes needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future.

Shareholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce your adjusted tax basis in your shares, and to the extent that it exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common shares and our ability to satisfy our principal and interest obligations and to make distributions to our shareholders could be adversely affected.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the forgoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•	our ability to attract and retain investors to the investment portal on the Jamestown website;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	the risk associated with potential breach or expiration of a ground lease, if any;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired real estate assets;

•	exposure to liability relating to environmental, health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	our ability to complete projects on the timeframes and budgeted costs we anticipate;

•	our failure to maintain our status as a REIT;

•	failure of acquisitions to yield anticipated results;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our Manager and its affiliates;

•	the ability of our sponsor and its affiliates to source and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•

our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placement described below, assuming we sell in this offering: (i) $5,000,000 in shares (not including the $500,000 received or to be received in a private placement to our sponsor), the amount we need to start operations, and (ii) $50,000,000 in shares, the maximum offering amount. Our initial offering price at $10.00 per share, which will be the purchase price of our shares, until the end of the first complete fiscal quarter after we break escrow. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter. In addition, our sponsor has committed to purchase 50,000 common shares from us at $10.00 per share (for net proceeds to us of $500,000) in a private placement on a date no later than the date on which we raise and accept at least $5,000,000 in this offering.

We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. The Company will initially pay to the Manager the Fund Administration Fee and the Asset Management Fee out of the net offering proceeds. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in investments in mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels and real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	Minimum Offering(1) Amount	Maximum Offering Amount
Gross Offering Proceeds	$5,000,000.00	$50,000,000.00
Net Proceeds from this Offering(2)	$5,000,000	$50,000,000
Net Proceeds from the Private Placement	$500,000	$500,000

Estimated Amount Available for Investments	$5,500,000	$50,500,000

(1)

This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account with our broker-dealer until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses.

(2)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares. North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager will establish an “Investment Committee” that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Responsibilities of our Manager

The responsibilities of our Manager include:

Offering Services. The Manager is responsible for preparing and approving all marketing materials used by us relating to the offering. The Manager will coordinate the receipt, processing and acceptance of subscription agreements and will oversee administrative support functions related to the subscription process. The Manager will implement various technology solutions related to this offering, and will create electronic communications in connection with this offering.

Investment Advisory and Acquisition Services. Jamestown’s acquisitions team is responsible for deal sourcing, underwriting and due diligence, and negotiation of the terms of each acquisition. Potential investments will be presented to our Manager’s Investment Committee once they pass the initial screening and underwriting by the acquisitions team. The Investment Committee must approve any investment before a contract is signed and/or non-refundable deposits are posted. Once a potential investment is approved by the Investment Committee, Jamestown’s acquisitions team will see the acquisition through the negotiation and closing process, including structuring the terms and conditions of joint ventures and negotiating loan agreements, with guidance from the Investment Committee.

Fund and Asset Management Services. The Manager will evaluate all potential acquisitions to assess whether the asset fits the investment strategy and diversification parameters and is accretive to the overall portfolio, as well as a compelling investment in its own right. The Manager will also oversee all investments held by the Fund on an ongoing basis. Based on regular site visits, communication with in-house staff managing investments and review of financial analysis, Jamestown’s asset management team will develop high-level asset strategies and perform strategic portfolio reviews utilizing its in-house capabilities in retail leasing, design, marketing, construction and project management, risk management, accounting, and sustainability to support the asset level strategies. The Manager is also responsible for communicating performance to investors through semi-annual and annual reports. These reports will include a description of the Fund’s activity during the period as well as financial statements and high-level asset performance summaries. The Manager will select and engage attorneys, accountants, custodians, escrow agents, depositaries, brokers, technology providers and other consultants deemed necessary or desirable by the Manager for the performance of services under our operating agreement.

Accounting and Other Administrative Services. Jamestown will provide or arrange for accounting and administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations. Jamestown will file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency. Jamestown will maintain all appropriate company books and records, and will oversee tax and compliance and risk management services and coordinate with independent accountants and other consultants.

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BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Investment Committee. The Investment Committee will initially be composed of 5 members, averaging 20 years of industry experience who have worked with or at Jamestown for more than 10 years on average as of December 31, 2017. The members of the Investment Committee bring the benefit of their comprehensive experience to all aspects of the investment process, from reviewing potential acquisitions to monitoring asset management recommendations regarding the Fund’s assets, including:

•	Reviewing and approving all potential investments, as well as reviewing the Fund’s acquisition pipeline;

•	Approving annual reviews of each asset’s business plan, capital structure and budget;

•	Approving major leasing and asset management matters and any material changes to an asset’s business plan;

•	Evaluating the Fund’s investment strategy and capital market outlook; and

•	Recommending asset disposition strategies based on regular reviews of hold/sell analyses.

The Investment Committee will vote on major decisions of the Fund after review and consideration of materials presented to it by the Manager.

Allocation of Investment Opportunities

For more information regarding the factors that our Manager’s Investment Committee may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest.”

Executive Officers of our Sponsor

Jamestown is led by a senior management team of professionals who together have extensive experience in all aspects of real estate investment and management.

Christoph A. Kahl, Chairman (64)

Christoph Kahl is a Principal and one of the two founding partners of Jamestown. Mr. Kahl also founded Jamestown US-Immobilien GmbH in Cologne, Germany. Residing in Cologne and frequently traveling to the United States, Mr. Kahl continues to serve as Managing Partner of both sister companies. As Chairman of Jamestown, Mr. Kahl leads the acquisition, asset management and disposition discussions. He serves as Treasurer of the Association of Foreign Investors in Real Estate (AFIRE) and on several advisory committees. Mr. Kahl received the Diplom-Kaufmann from the University of Cologne in 1977 and has specialized in U.S. real estate for more than 40 years.

Matt M. Bronfman, Chief Executive Officer (52)

Matt Bronfman is a Principal and the Chief Executive Officer of Jamestown. When Mr. Bronfman joined Jamestown in 1998, he served as General Counsel working with the acquisitions and asset management departments. In 2002, Mr. Bronfman was named a Managing Director and Chief Operating Officer. He has led the acquisition and redevelopment of iconic projects from Chelsea Market in New York and Ponce City Market in Atlanta to the Innovation and Design Building in Boston and Ghirardelli Square in San Francisco. Prior to joining Jamestown, Mr. Bronfman began his law practice at what is now Holland & Knight in Atlanta, specializing in real estate development and acquisitions. He currently serves on the boards for AFIRE, the Atlanta BeltLine Partnership, the Jewish Federation of Greater Atlanta, and the Jewish Funders Network. Mr. Bronfman graduated Phi Beta Kappa and summa cum laude from Tufts University and attended law school at Northwestern University, graduating magna cum laude.

Michael Phillips, President (49)

Michael Phillips is a Principal and the President of Jamestown. Mr. Phillips is a driving force behind several nationally recognized adaptive reuse developments, including Chelsea Market in New York, Industry City in Brooklyn, Ghirardelli Square in San Francisco, and Ponce City Market in Atlanta. He is nationally recognized for his creative leadership and his ability to build distinctive urban communities. Mr. Phillips is the Vice Chair of the James Beard Foundation, and sits on the boards of Friends of the High Line and the Real Estate Board of New York. He attended the American University in London.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Chris Kopecky, Chief Financial Officer (47)

Chris Kopecky is the Chief Financial Officer of Jamestown. Mr. Kopecky is a CPA and began his career in public accounting spending nine years with Arthur Andersen and three years with Ernst & Young. He was a Senior Manager in the business advisory practice, serving publicly traded and privately held clients in the real estate and financial services industries. In 2005, Mr. Kopecky became the Chief Accounting Officer at Edens, a leading owner, operator and developer of retail real estate in Columbia, South Carolina. At Edens, he oversaw all aspects of accounting, forecasting, tax, treasury and investor reporting. Mr. Kopecky graduated with a Bachelor of Business Administration in Accounting from the University of Oklahoma’s Price College of Business. He has also completed executive coursework at Harvard Business School and is a member of the Finance Committee of The Westminster Schools in Atlanta.

Gretchen Nagy, Senior Corporate Counsel (61)

Gretchen E. Nagy is the Senior Corporate Counsel at Jamestown. Ms. Nagy previously led the Legal & Risk Management team as Managing Director and Chief Legal Officer. Prior to joining Jamestown, she was a Partner with Branch, Pike & Ganz and later was Senior Counsel with the law firm Holland & Knight. Ms. Nagy is a member of the State Bar of Georgia. She graduated Phi Beta Kappa and cum laude from Ohio Wesleyan University and attended law school at Duke University. Ms. Nagy completed a year of post-graduate work at the University of Munich as a Fulbright Scholar.

Shak Presswala, Co-Chief Investment Officer (40)

Shak Presswala is a Managing Director and the Co-Chief Investment Officer & Head of Capital Markets for Jamestown. He jointly oversees acquisitions and leads all financing and dispositions activity. Mr. Presswala joined Jamestown in 2006 as a Senior Associate in Acquisitions and has served in a number of capacities with the company, including roles in Asset Management, Acquisitions and Capital Markets. He began his career as a corporate investment banking analyst at SunTrust Robinson Humphrey, later moving into real estate with Wells Real Estate Funds where he worked in Acquisitions covering the Midwest and Pacific Northwest. After Wells Real Estate Funds, Mr. Presswala joined WestWind Capital Partners, then-advisor to the Kan-Am Funds, as an Acquisitions Associate prior to joining Jamestown. He is affiliated with the Association of Foreign Investors in Real Estate, the Atlanta Society of Financial Analysts, the Urban Land Institute, and the National Association of Office & Industrial Properties. Mr. Presswala earned the Chartered Financial Analyst designation from the CFA Institute and received a Bachelor of Arts in Economics with a minor in Finance from Vanderbilt University.

Joshua Wechter, Co-Chief Investment Officer (37)

Joshua Wechter is a Managing Director and the Co-Chief Investment Officer of Jamestown. He joined Jamestown in 2011 as Vice President of Acquisitions. He started his career at DivcoWest Properties in San Francisco as an Investment Analyst, and then moved to Starwood Capital’s acquisitions group on the East Coast, where he executed over $400,000,000 in acquisitions. Mr. Wechter was responsible for sourcing and executing single-asset, corporate and development opportunities across all asset classes and geographies. He then moved to New York, joining Rubenstein Partners, where he was responsible for sourcing and executing office opportunities in the Northeast. Mr. Wechter is a member of the Real Estate Board of New York. He graduated with a dual degree from the University of Pennsylvania, earning a Bachelor of Science in Economics with a concentration in management from The Wharton School, University of Pennsylvania and a Bachelor of Arts with a major in history.

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BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Alix Rice, Director, Co-Head of Investor Relations (38)

Alix Rice is a Director and Co-Head of Investor Relations at Jamestown. She joined the Investor Relations team in 2014, after leading Jamestown’s Creative & Marketing department for two years. Prior to that, Ms. Rice worked for over seven years in development and sustainability roles, focusing on mixed use projects, at Jamestown and Green Street Properties. She is a member of the Pension Real Estate Association and the Urban Land Institute, and she is a LEED Accredited Professional. Ms. Rice received a Bachelor of Arts in English from Emory University and a Master of Business Administration from Emory’s Goizueta Business School.

Daniel Cooley, Director, Tax Services (42)

Daniel Cooley is Director of Tax Services at Jamestown. Prior to this, he was Vice President of Tax for Pyramid Advisors LP and Vice President of Tax for CNL Hotels & Resorts, Inc. Mr. Cooley is a licensed Certified Public Accountant and is also a member of the American Institute of Certified Public Accountants. He received a Bachelor of Science in Accounting from Pensacola Christian College and a Master of Science in Accounting from the University of Central Florida.

Amber Murray, Director, Deputy General Counsel (39)

Amber Murray is a Director and the Deputy General Counsel of Jamestown. She joined the firm in 2013 as Counsel with a focus on portfolio management and capital markets transactions. Prior to joining Jamestown, Ms. Murray practiced in the capital transactions and real estate practice group at King & Spalding LLP. Ms. Murray graduated Phi Beta Kappa from the University of North Carolina at Chapel Hill and received a Master of Arts in Hispanic Language and Cultures from New York University. She attended law school at Georgetown University Law Center.

John Wilson, Senior Vice President, Asset Management (33)

John Wilson is Senior Vice President at Jamestown and leads the company’s US online investment business in addition to serving as asset manager for Ponce City Market and Milk Studios. Since 2012, he has led teams responsible for value creation across a range of retail, office and mixed-use properties. Mr. Wilson has managed many of Jamestown’s New York properties including Chelsea Market until its sale to Google in March 2018. He began his real estate career with Jones Lang LaSalle in Washington, DC, and later worked in the real estate financing group at Goldman Sachs in New York. Mr. Wilson is affiliated with the Urban Land Institute and serves on the boards of the Meatpacking Business Improvement District and the Piedmont Park Conservancy. A native Atlantan, he earned a Bachelor of Arts in Government from Dartmouth College and a Master of Business Administration in Real Estate and Finance from The Wharton School, University of Pennsylvania.

Investment Committee of our Manager

The Investment Committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and (3) overseeing the investment activities of certain of our subsidiaries. The Investment Committee will consist of at least three members, each of whom will be appointed by our Manager, who will serve until such time as such Investment Committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial Investment Committee will consist of Matt M. Bronfman, Michael Phillips, Chris Kopecky, Amber Murray and John Wilson.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our sponsor. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or pursuant to the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders who are not affiliated with Jamestown or its affiliates. “Cause” is defined as:

•

our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•

the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•

our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Holdings of our Common Shares

Our sponsor has committed to purchase 50,000 common shares from us at $10.00 per share (for net proceeds to us of $500,000) in a private placement on a date no later than the date on which we raise and accept at least $5,000,000 in this offering.

Jamestown Website

We will conduct this offering primarily on the investment portal on the Jamestown website (though we may distribute our shares through other online portals as deemed appropriate by our Manager), which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The Jamestown website is owned and operated by Jamestown, our sponsor. The portal is operated by Jamestown and runs on a white label platform owned by a third-party. We will not pay Jamestown any sales commissions or other remuneration for hosting this offering on the Jamestown website.

MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees, other payments and expense reimbursements for services relating to this offering and the investment and management of our assets. The categories of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares and none of our offering proceeds will be used to pay for our organization and offering expenses.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organizational and Offering Stage

Fund Administration Fee – Manager	We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, to pay our Manager for certain administration costs.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition Stage

Reimbursement of Acquisition Expenses – Manager	We will reimburse our Manager and any third party for actual expenses incurred in connection with the selection and acquisition of an investment whether or not we ultimately acquire the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Fund Administration Fee – Manager	We will pay our Manager a quarterly Fund Administration Fee equal to 0.60% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter, to pay our Manager for certain administration costs.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Asset Management Fee – Manager	We will pay our Manager a quarterly Asset Management Fee equal to 1.25% per annum after we break escrow, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after we break escrow, after which it will be based on our NAV at the end of the prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Property Management Fee	A monthly Property Management Fee of up to 4% paid to our Manager or its affiliates for the management of properties held by us. The fee is calculated as a percentage of the gross receipts of the property receiving such services, such as rents and other payments. We will also reimburse our Manager or its affiliates for costs incurred by them in connection with such services provided to us, including the cost of property management personnel that are onsite at the investment and/or a share of our Manager’s or its affiliates’ personnel costs attributable to the estimated percentage allocation of time spent, if such employee is allocated to more than one asset, in connection with providing property management services to our investments, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts are dependent upon the amount and timing of payments received by us at our properties; we cannot determine these amounts at the present time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Construction and Development Fee	A Construction and Development Fee of 1% to 4% paid to our Manager or its affiliates for construction management services and/or development management services on assets held by the Fund. The fee is calculated as a percentage of the total project costs (including both hard and soft costs). We will also reimburse our Manager or its affiliates for costs incurred by them in connection with such services provided to us, including a share of our Manager’s or its affiliates’ overhead attributable to the actual time spent in connection with providing construction and development services to us, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts are dependent upon actual expenses incurred or whether affiliates of the Manager are actually engaged to perform such services and, therefore, cannot be determined at this time.

Leasing Fee	A Leasing Fee paid to our Manager or its affiliates for office and retail leasing services of (i) 6% of total deal value for new leases for Fund assets (4% with a co-broker), (ii) 4% of total deal value for renewal of leases for Fund assets (2% with a co-broker) and (iii) 10% of total deal value event/short term (less than 3 years) leases for Fund assets.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Reimbursements to Affiliates of the Manager	In addition to the separately paid fees to our Manager or its affiliates, we may retain the Manager or certain of its affiliates for necessary services relating to our investments or our operations, including sustainability services, creative and marketing services, architecture services, legal services and tax services. We will reimburse our Manager or its affiliates for the costs incurred by them in connection with such services provided to us, including a share of our Manager’s affiliates overhead attributable to the actual time spent in connection with providing these services to us, such as employee costs, travel, rent, utilities and technology costs.	Actual amounts depend on whether affiliates of the Manager are actually engaged to perform such services and, therefore, cannot be determined at this time.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operating Expenses – Manager	We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include employee costs borne by the Manager.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fee—Manager	We will pay our Manager or its affiliates a Disposition Fee for the disposition of each asset held by us. The fee is calculated as 1% of the contract sale price of the asset, and is deducted at the time such payment from the disposition of the asset is received by us. The Disposition Fee will be paid in addition to any third-party brokerage or sales fees paid by the Fund. For dispositions of assets in which we own partial interests, the asset disposition fee will be pro-rated based on our ownership interest. In addition to this fee, we will reimburse our Manager and any affiliate and any third party for actual expenses incurred in connection with the disposition of an asset whether or not we ultimately disposed of the asset.	Actual amounts are dependent upon the amount and timing of sales proceeds received by us from the sale of each property; we cannot determine these amounts at the present time.

Liquidation Stage

Participation Allocation	Our Manager, as a Special Limited Partner, will hold a performance participation interest in the Operating Partnership that entitles it to receive a performance participation allocation from the Operating Partnership (the “Participation Allocation”), payable in full upon a Liquidity Event (as defined below) or, to the extent allocable to redeemed shares, at the time of redemption. The Participation Allocation will be equal to 20% of (i) our NAV (without reduction for any accrued Participation Allocation) as of the applicable date, increased by (ii) the aggregate capital distributions and dividends paid or accrued with respect to interests in the Operating Partnership, if any, less (iii) the aggregate initial purchase price for all interests in the Operating Partnership. If our NAV as of the applicable date, increased by capital distributions and dividends paid or accrued, is less than $10 per share, no Participation Allocation will be paid. The redemption price for any redeeming investor for any redemption of shares will be our NAV as of the redemption date (including any accrued Participation Allocation). “Liquidity Event” shall mean the occurrence of a liquidity event, including, but not limited to, a liquidation of the fund upon the sale of all of the properties, a public listing, or a merger with a public or non-public company.	Actual amounts are dependent upon the amount and timing of amounts received by us in connection with subject assets and the occurrence of a liquidity event or redemption; we cannot determine these amounts at the present time.

Participation Allocation Example

The following example illustrates how we would calculate our Manager’s Participation Allocation based on the assumptions set forth in rows A through D of the table below. All amounts are with respect to the units outstanding at the time of the Participation Allocation event. Actual results may differ materially from the following example.

A.	NAV (without reduction for any accrued Participation Allocation) as of the applicable date:	$73,000,000
B.	Aggregate capital distributions and dividends paid or accrued with respect to interests in the Operating Partnership:	$22,000,000
C.	The aggregate initial purchase price for all interests in the Operating Partnership	$50,000,000
D.	Participation Allocation is equal to 20% of the total amount of (A) increased by (B) less (C):	$9,000,000

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our Manager and for the directors and executive officers of our Manager as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at Jamestown, Ponce City Market, 675 Ponce de Leon Avenue NE, 7th Floor, Atlanta, GA 30308.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Jamestown	500	100%

All directors and executive officers of our Manager as a group (3 persons)	0	0

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

(2)	As of the date of this offering circular, Jamestown owns all of our issued and outstanding common shares.
(3)

All voting and investment decisions with respect to our common shares that are held by Jamestown are controlled by the Shareholders Committee of Jamestown, which is made up of Christopher A. Kahl, Matt Bronfman and Michael Phillips.

As of the date of this offering circular, other than certain persons listed above (including family members), no other owner of Jamestown beneficially owns shares of capital stock in Jamestown’s general partner that entitle such owner to more than 5% of the voting power of Jamestown. All of the forgoing stockholders, directors and executive officers disclaim beneficial ownership of our common shares that are owned by Jamestown.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Jamestown Entities

General

The officers and directors of our Manager and the key real estate professionals of our sponsor who perform services for us on behalf of our Manager, including members of the Investment Committee of our Manager, are also officers, directors, managers, and/or key professionals, including members of the investment committee, of our sponsor and other Jamestown entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate related programs and acquire for their own account real estate related investments that may be suitable for us.

Allocation of Investment Opportunities

We rely on our Manager’s executive officers and Jamestown’s key real estate professionals who act on behalf of our Manager to identify suitable investments. Jamestown and other Jamestown entities also rely on these same key real estate professionals. Jamestown has in the past offered, and expects to continue in the future to offer, other investment opportunities, including offerings that will acquire or invest in select real estate investments. Our sponsor has previously organized, as of the date of this offering circular, the following similar programs, defined as programs that seek to invest in commercial real estate in the United States with the goal of producing returns for its investors.

Current Funds

Jamestown currently operates funds with potentially competing investment parameters and strategies (the “Other Funds”). These vehicles generally target assets in excess of $40,000,000. The only Other Fund currently raising money is the Jamestown Premier Property Fund, L.P. which is an open-end fund and has a queue of approximately $719 million as of December 12, 2018.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Separate Accounts

From time to time, Jamestown may advise or manage separately managed accounts, funds-of-one or other investment accounts or vehicles for a single investor or group of related investors (each, a “Separate Account”). In the past, Jamestown principals have invested in assets for their own accounts through separately managed Jamestown accounts. In order to reduce conflicts of interest in allocating investment opportunities, investments by Jamestown principals through separately managed Jamestown accounts are addressed in Jamestown’s Allocation Policy, as described below.

Future Funds

Jamestown may, from time to time, raise additional funds in the future with similar or different investment parameters and strategies.

These similar programs may have investment criteria that compete with us. Potential investment opportunities are evaluated by the investment committee, which shall determine whether the investment opportunity is suitable based on each program’s investment strategy (including portfolio objectives, investment size, return requirements, investment timing, capital availability, and policies related to leverage) and diversification parameters, and whether the investment opportunity is accretive to the program’s overall portfolio, as well as is a compelling investment in its own right. The Other Funds have the first right to any investment opportunity that its investment committee finds suitable. We will invest in opportunities that the Other Funds have chosen not to pursue. We expect that our focus on smaller investments located in our target geographies will reduce potential conflicts with the Other Funds given their historical investment activity.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate professionals who act on behalf of our Manager. Jamestown personnel may devote business time to multiple funds managed by Jamestown or to various other projects for Jamestown or its affiliates. Conflicts of interest may arise in allocating time, services, or functions of personnel between Jamestown and affiliates of Jamestown. It is incumbent upon the principals of Jamestown to sufficiently staff all corporate, fund and affiliate service teams with adequate personnel. Jamestown manages its funds consistent with its fiduciary obligations and is further incentivized to hire experienced, hardworking and knowledgeable staff by the desire to continue to operate Jamestown as a successful investment manager. Members of our Manager’s Investment Committee are also members of investment committees for other Jamestown funds. As a result of their fiduciary obligations to other Jamestown funds and investors, our Manager’s Investment Committee members face conflicts of interest in allocating time among us, our Manager and other Jamestown funds and other business activities in which they are involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Jamestown entities for which they perform services. Our sponsor and the members of our Manager’s Investment Committee maintain a contractual, as opposed to a fiduciary, relationship with us and our shareholders. Therefore, they do not have any obligations to us beyond what is expressly listed in the operating agreement.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager is a wholly owned subsidiary of our sponsor. We pay fees and expenses to our Manager, and its affiliates, including our sponsor, as outlined in the Management Compensation section, which were not determined on an arm’s length basis. The Fund Administration Fee and Asset Management Fees paid to our Manager are based on our NAV, which is calculated by our sponsor’s internal team. Furthermore, we may not engage an independent appraiser in valuing our real estate assets. Our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV.

Conflicts of interest may arise in the internal valuation of Fund assets. Jamestown’s policy is to ensure that accurate and reliable valuation methods are used to value assets owned by its funds.

The existence of the Participation Allocation may create an incentive for the Manager to make riskier or more speculative investments on behalf of us than would be the case in the absence of such arrangements or may influence the Manager’s decision-making with respect to the timing of dispositions.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Other Transactions Involving Affiliates

Our sponsor and its affiliates may also receive property management fees, leasing commissions, construction management fees, development fees, and similar fees for services performed in lieu of hiring unaffiliated third parties to perform such services. We also reimburse our sponsor or its affiliates for the cost of providing legal, accounting, tax, architectural, marketing, design, creative, sustainability, and other professional services.

Affiliate Investments

We may from time to time engage in certain transactions with affiliates of Jamestown (including clients of Jamestown or its affiliates and other funds sponsored or controlled by Jamestown or its affiliates) by purchasing investments from or through such affiliates, selling assets to such affiliates, co-investing with such affiliates in certain investments and investing in entities in which such affiliates hold interests. Affiliates of Jamestown may have an incentive to seek, refer or recommend such investments to us, or agree to a price for such investments, or agree on other terms that are not as favorable as might be obtained from an unaffiliated third party acting on a completely arm’s-length basis, as a result of such affiliates’ financial interests in such investments. Furthermore, we may not engage an independent appraiser in valuing such assets. Jamestown, the Manager and their affiliates may face conflicts in exercising rights under such co-investment arrangements.

Principal Transactions

A “principal transaction” occurs when an adviser, acting for its own account, buys a security from, or sells a security to, the account of a client. Principal transactions create the potential for conflicts between the interests of the adviser and those of the client and may lead to abuses such as price manipulation or the placing of unwanted securities into client accounts. Furthermore, we may not engage an independent appraiser in valuing such assets. Section 206(3) of the Investment Advisers Act of 1940 (the “Act”) prohibits any adviser from engaging in or effecting a principal transaction with a client without (i) disclosing in writing to the client, before the completion of such transaction, the capacity in which the adviser is acting and (ii) obtaining the client’s consent. Jamestown’s policy is to review all potential principal transactions on a case by case basis, with internal legal, risk and compliance staff and external counsel, as necessary, and to determine, based on the particular facts and circumstances of the transaction, the appropriate procedures and documentation required to comply with the requirements of Section 206(3) of the Act.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Other Operating Agreement Provisions Relating to Conflicts

Our operating agreement contains many other provisions relating to conflicts of interest.

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by the investors or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders who are not affiliated with Jamestown or its affiliates. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

•	generate attractive risk-adjusted returns through a combination of cash distributions, NOI growth and capital appreciation over an expected five to seven year hold period;

•	preserve, protect and return invested capital;

•	provide an investment alternative for investors seeking to allocate a portion of their long-term investment portfolios to commercial real estate and

•	create value for investors, tenants and community through socially responsible management practices.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s Investment Committee reviews our internal investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

Our investment strategy is to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents.

Our investment strategy seeks to capitalize on Jamestown’s 35-year track record as an active real estate investment manager to identify and take advantage of attractive opportunities. We also seek to benefit from Jamestown’s reputation and ability to transact at scale with speed and certainty, and its longstanding and extensive relationships in the real estate industry. We intend to benefit from Jamestown’s experience in Atlanta, including a history of projects ranging from hotel and office repositionings to iconic adaptive reuse developments, to source projects that create value for investors, tenants and the community. Jamestown has a track record of creating value by applying sustainable development and management practices, and has incubated local businesses and created access to affordable housing.

The properties that we acquire may be existing, income producing properties, newly constructed properties or properties under development or construction. We will focus on acquiring properties that we believe can produce a consistent cash distribution at stabilization and may present opportunities for capital appreciation over an expected five to seven year hold period, such as those with the potential for ground-up development, redevelopment or repositioning.

We may enter into one or more joint ventures for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offerings or REITs sponsored by our sponsor or affiliates of our sponsor. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.”

We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing and other financing transactions. Our target leverage at stabilization is 60% at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-effective basis. Our Manager may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s Investment Committee.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Our investment strategy relies on Jamestown’s 35-year track record and experience as a real estate operator. We expect to benefit from competitive advantages due to our Manager’s capabilities, including:

•

Jamestown’s experience and reputation as a leading real estate investment manager, which historically has provided access to a large investment pipeline and the key market data we use to underwrite and portfolio manage assets;

•	Jamestown’s capital markets relationships with financial institutions and other lenders that finance the types of assets we intend to acquire;

•

Jamestown’s hands-on and experienced asset management team, which directly oversees properties and ensures that our properties perform well, positively impact the community, and increase in value during the life of the fund; and

•	Jamestown’s executive leadership team, which collectively has over 100 years of real estate investment and management experience and will advise and direct all acquisitions and management decisions.

Market Opportunities

Jamestown’s U.S. headquarters has been located in Atlanta, Georgia, for 35 years since the company’s founding. While Jamestown has expanded into a vertically integrated real estate investment and management company with investments across the United States and in Latin America, the company started with a focus on Atlanta properties. Jamestown’s experience in Atlanta real estate is therefore extensive and members of our Manager’s Investment Committee have a track record of understanding the local market and identifying strong investment opportunities.

Our investment strategy is focused on equity investments with potential value creation. We anticipate acquisition targets will be under $40,000,000 but could be larger or smaller based on investor subscriptions and actual opportunities in the market. This strategy relies on Atlanta’s stable economy with pockets of high growth, coupled with an influx of new businesses. We may pursue a variety of strategies for investment including: (i) acquiring value-add and lease-up properties; (ii) acquiring assets that require repositioning or re-development; and (iii) investing in ground-up new development projects.

Atlanta MSA

Atlanta is the ninth-largest metropolitan area in the U.S. and is considered the unofficial capital of the “New South.” Since its formation as a transportation hub for railroad lines in 1837, the city has developed in terms of economic and population growth. The city is home to world’s busiest airport (Hartsfield-Jackson Atlanta International Airport) which has helped the city attain international prominence. Since 2012, 180,000 households have been created in metro Atlanta, and the city added 56,000 jobs in the 12 months ending in December 2017, which is up 3.2% and is well above the national rate of 1.9%. Looking into the future, metro Atlanta’s population is expected to grow from 5.8 million as of July 2018 to over 9 million by 2050. Atlanta’s diverse economy, relatively low cost of living, abundance of well-paying jobs, and favorable business climate has enabled the area to maintain its high level of economic and population growth.

The Atlanta MSA has experienced rapid economic growth over the last three decades and has consistently led the nation in job growth. Numerous factors have contributed to Atlanta’s rapid economic expansion, including a well-established and growing corporate presence, high quality of life, favorable taxes, and a skilled and dedicated workforce. With 15 Fortune 500 and 26 Fortune 1000 companies headquartered in the Atlanta area, the metropolitan area is well positioned to attract the industries that will result in high-paying jobs and further support the area’s growing economy. Major corporations with headquarters throughout Atlanta include NCR, Honeywell, Mercedes Benz, State Farm, UPS, Coca-Cola, The Home Depot, Delta Airlines, Cox Enterprises, and the Southern Company. In fact, Metro Atlanta ranks third behind only New York and Houston as a Fortune 500 headquarters city.

Atlanta BeltLine

Conceived by Georgia Tech graduate student Ryan Gravel in 1999 and launched in 2005, the Atlanta BeltLine has a current anticipated scope of nearly $5 billion investment in trails, transit, parks, and housing along 22 miles of rail lines connecting 45 neighborhoods. As of summer 2018, the BeltLine has acquired approximately 70% of the right of way for the 22-mile loop and has activated significant portions of the east and westside trails with the potential to activate the connecting east and west via the recently acquired south trail on an interim hiking basis by spring of 2019.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The BeltLine has already spurred substantial office, multi-family, and retail development and is colloquially referred to as “Atlanta’s beachfront.” According to the Atlanta BeltLine, Inc., the project has already attracted over $1 billion of new development since 2005 with a total of $10-20 billion in economic development expected by the time the project is completed.

There are currently 88 developments either completed or in progress, representing 12,136 new residential units and 1,517,000 new non-residential square feet. Development activity around the Atlanta BeltLine continued despite the economic downturn in 2008 and 2009, and it is expected to continue to increase further as the project advances. The BeltLine will connect the Bellwood Quarry to Westside Park, the first phase of which is under construction and will ultimately grow to 280 acres, larger than Piedmont Park. Proctor Creek Greenway is a 7-mile spur trail currently under control that will connect the Westside BeltLine to the Chattahoochee River. Like Proctor Creek Greenway, spur trails created by the Path foundation link to the BeltLine trail in multiple locations, providing additional pedestrian and bicycle mobility options as traffic and congestion increase on the city’s roads.

The BeltLine aims to create 5,600 affordable housing units within the BeltLine overlay district. The City of Atlanta recently enacted legislation adopting inclusionary zoning rules that require owners of multifamily projects to dedicate 10-15% of housing as affordable subject to certain income restrictions or to contribute to a set-aside fund that will be used to create additional affordable housing units. Ultimately, the BeltLine will connect 45 neighborhoods and provide new greenspace, trails, and public transit connections throughout the City. The BeltLine is expected to be complete by 2030, meaning that the lifecycle of this offering would benefit from significant progress towards completion of the BeltLine and the associated economic development. (See the next page for complete map of the BeltLine and associated transit improvements, courtesy of the Atlanta BeltLine, Inc.).

Jamestown believes there is significant opportunity along the BeltLine and has made investments in properties along the BeltLine (see Prior Performance Table for more information). These properties have benefited from the high level of foot traffic along the trail, most recently estimated at 1.7 million footfalls along the Eastside Trail. Jamestown is also a financial supporter of the BeltLine, having committed over $500,000 over a five year period in addition to an in-kind donation valued at $228,000 to the BeltLine for the Atlanta Regional Commission’s Livable Centers Initiative project. Based on Jamestown’s positive experience with projects along the BeltLine, Jamestown sees opportunity for future projects of various scales along, and in neighborhoods in the vicinity of, the BeltLine that will be impacted by future sections of the project, whether they are retail, office, mixed-use, or multi-family properties.

Atlanta Transportation Investments

In the fall of 2016, Atlanta voters passed referenda authorizing a transportation special purpose local option sales tax (TSPLOST) and More MARTA sales taxes. The TSPLOST is expected to raise approximately $300 million over 5 years directly benefiting the BeltLine by purchasing the remaining right of way and acquisition of easements for the 22-mile loop. The MARTA tax is expected to generate approximately $2.5 billion over 40 years not including the potential for federal matching dollars to improve mobility and enhance integration of transit networks. The current proposed project list (subject to finalization in the fall of 2018) anticipates light rail transit on both the Eastside and Westside trail with crosstown connections through the existing Atlanta Streetcar network. Over time, MARTA will have multiple connections to the 22-mile BeltLine loop increasing mobility and creating additional incentives for densification and urban infill opportunities throughout the corridor.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Atlanta BeltLine Corridor
Atlanta BeltLine Future Trail Alignment
Completed Main Line Trail
Trail Under Construction
Interim Hiking Trail
Completed Spur Trail
Completed On-Street Spur Trail
Future Spur Trail
Art on the BeltLine Continuing Collection
Existing or Proposed PATH/Partner Trail
Downtown Atlanta Streetcar
MARTA Rail System
Landmark/Point of Interest
Existing or Proposed Greenspace
Atlanta Public School
College/University
Peachtree Battle Alliance
Peachtree Heights East
Lindbergh/Morosgo
Lindridge/Martin Manor
Peachtree Hills
Springlake
Channing Valley
Collier Hills
Ardmore
Brookwood Hills
Piedmont Heights
Brookwood
Sherwood Forest
Berkeley Park
Loring Heights
Ansley Park
Morningside/Lenox Park
Atlantic Station
Blandtown
Rockdale
Home Park
Knight Park/Howell Station
Georgia Institute of Technology
Midtown
Virginia Highland
Grove Park
Bankhead
English Avenue
Poncey Highland
Old Fourth Ward
Candler
Washington Park
West Lake
Hunter Hills
Vine City
Inman Park
Downtown
Sweet Auburn
Mozley Park
Ashview Heights
Castleberry Hill
Atlanta University Center
Cabbagetown
Reynoldstown
Westview
West End
Summerhill
Mechanicsville
Grant Park
Westwood Terrace
Cascade Avenue/Road
Ormewood Park
Adair Park
Peoplestown
Oakland City
Pittsburgh
Boulevard Heights
Capitol View
Chosewood Park
Capitol View Manor
High Point
South Atlanta
Benteen Park
Venetian Hills
Joyland
Custer/McDonough/Guice
Federal Penitentiary
Georgia Army National Guard State Park
Georgia State University
Atlanta Technical College

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Jamestown’s Value Creation Process

Jamestown strategically focuses on markets that Jamestown believes show strong demographic and economic growth bolstered by the presence of emerging industries such as technology and new media. Each year, the acquisition professionals at Jamestown consider hundreds of investments, ultimately closing on less than 1%. Jamestown’s highly-disciplined, analytical approach to investing has contributed to its strong track record over the company’s 35-year history.

The company intends to take advantage of its integrated platform on each acquisition by engaging all company departments in the evaluation of new opportunities. Early in the acquisitions phase, the Asset Management, Retail Leasing, Development & Construction, Sustainability and Creative & Marketing departments will be included in order to fully understand the characteristics of a potential acquisition, exploring site activations and opportunities for property improvements. Jamestown’s capital markets professionals evaluate the existing and proposed capital structure of each investment and work with the Fund Management team to recommend the appropriate capital structure for an investment, taking into account the business plan for each asset. The Capital Markets department maintains international lending relationships to provide access to favorable loan pricing and terms.

Jamestown actively manages its portfolio in-house. The Asset Management department maintains a robust team that stays highly involved with the real estate. Jamestown believes this hands-on management provides many benefits, such as cultivating close tenant relationships and providing tenants with access to expansion or relocation space in multiple markets. For retail assets, these relationships start with the Leasing department, which works to develop a unique sense of place by carefully curating the selection of retailers. Leasing is responsible for creating merchandising plans that maximize each asset’s retail positioning from both landlord and tenant perspectives.

In the effort to capture substantial quality and value in Jamestown’s retail assets through leasing, the Retail Leasing department conducts retail market analysis, advises on leasing economics, and commissions consumer research. The Creative & Marketing department approaches assets from a brand perspective by developing and implementing distinctive property positioning, designing and producing compelling collateral, activating properties through innovative event programming, reconfiguring community spaces, and collaborating with public entities including business improvement districts and neighborhood-focused partnerships. Jamestown believes the end result of this creative and collaborative process is a distinctive and compelling brand for each asset—one that is activated through exceptional programming, while also creating value for each individual property.

Finally, Jamestown manages development and construction in-house led by development professionals supported by a dedicated team of architects. Jamestown believes this vertical integration ensures that construction is cost-effective and consistent with the property aesthetic and brand. Jamestown believes that Jamestown’s ownership, constant collaboration among the Manager and its affiliate’s Asset Management, Leasing, Creative & Marketing, and Development & Construction departments drives value creation at the property.

Dispositions

Acquisitions are expected to have a five to seven year hold period to allow for investment decisions that lead to long-term NOI growth. However, Jamestown continually evaluates and monitors potential exit opportunities to ensure value optimization and conducts hold/sell analyses based on rigorous re-underwriting, considering the risks and benefits of continued ownership. Strategic asset reviews are supplemented by market intelligence of sales and leasing activity and the depth of buyers to reconcile prevailing market pricing with the fund strategy.

For more information on Jamestown’s track record, please see the “Prior Performance” section.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

PLAN OF OPERATION

General

Jamestown Atlanta Invest 1, LLC is a newly organized Delaware limited liability company formed to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the Atlanta, Georgia metropolitan statistical area (“MSA”). We may also invest in other major MSAs across the United States, which would generally have populations equal to or greater than one million residents. Our sponsor, Jamestown, L.P., or “Jamestown,” believes that our targeted properties and geographies have displayed strong performance and are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of Jamestown may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See “Conflicts of Interest – Affiliate Investments.” We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. As of the date of this offering circular, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Jamestown is our sponsor and the owner of our Manager. Our Manager will manage our day-to-day operations and our portfolio of select real estate investments. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of our Manager’s Investment Committee. Our sponsor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Code commencing with our first taxable year of operations. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the investment portal on the Jamestown website, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. Other offerings of our common shares may be made pursuant to exemptions under the Securities Act other than Regulation A. As of the date of this offering circular, we have not made any investments, and our total assets consist of approximately $5,000 in cash, plus a commitment from Jamestown to purchase $500,000 of our common shares on a date no later than the date on which we raise and accept at least $5,000,000 in this offering. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not commence operations unless we raise a minimum of $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). If we are unable to raise substantially more than $5,000,000 in gross offering proceeds, we may make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing and other financing transactions. Our target leverage at stabilization is 60% at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-effective basis. Our Manager may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s Investment Committee.

Jamestown’s experience with previous funds has shown that there are often unexpected opportunities to increase project cash flow, but that additional capital, sometimes in significant amounts, is necessary. For subsequent value creation and other liquidity needs, the use of additional capital could make sense. Therefore, Jamestown may provide us with access to additional capital in the future. This additional capital could take the form of equity, debt, or a combination of the two, in one or more transactions. Jamestown may, but is not obligated to, provide equity capital in a total amount of up to $20,000,000 in one or more transactions with the price per common share equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Shares purchased by Jamestown or its affiliates will not be included in the $5,000,000 necessary to be raised and accepted by us in order to break escrow and commence operations. Additionally, shares purchased by Jamestown or its affiliates will be for investment purposes only and not for resale. Loans provided to us by Jamestown would each have a term of zero to seven years, non-amortizing and bear interest equal to the then-current “prime rate,” as published in The Wall Street Journal.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. Additionally, North Capital Private Securities, our broker-dealer, will be paid a fee for their services. This fee will be paid by our Manager and will not be charged separately to our investors. During our acquisition stage, we expect to make payments to our Manager in connection with the management of our assets and costs incurred by our Manager in providing services to us. For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our first taxable year of operations. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from, or issue a participation interest to, Jamestown or its affiliates. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Each related party loan and participation interest will be an unsecured obligation of ours that is payable solely to the extent that such related party loan or participation interest remains outstanding. As we sell additional common shares in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan or the principal of the outstanding participation interests, as appropriate, reducing the payment obligation of the related party loan or participation interest, and our obligation to the holder of the related party loan or participation interest.

In instances where a participation interest is outstanding, payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of common shares through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment. It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.

As an alternative means of acquiring investments for which we do not yet have sufficient funds, Jamestown or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by Jamestown or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing).

Results of Operations

We were formed on August 3, 2018 and, as of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor).

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described herein (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management believes that we have made these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We continually test and evaluate these estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from these estimates and assumptions. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We believe the following critical accounting policy governs the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, “Summary of Significant Accounting Policies,” included in the financial statements contained in this report, for a more thorough discussion of our accounting policy and procedure. We consider our critical accounting policy to be the following:

Fair Value Disclosures

We may be required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values may not be readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We will determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

PRIOR PERFORMANCE SUMMARY

The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment accounts unless otherwise noted) sponsored in the last ten years by Jamestown and its affiliates. Our structure and investment strategy are different from certain prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Further, the prior programs discussed in this section were conducted through privately-held entities that were not subject to the same fees and expenses associated with this offering or all of the laws and regulations that will apply to us. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this offering circular, beginning on page A-1, include further information regarding certain prior programs. References herein to Jamestown include its affiliates.

Capital Raising

During the ten-year period ended December 31, 2017, Jamestown sponsored 11 real estate programs.1

In the aggregate, during this period Jamestown raised approximately $6.3 billion from approximately 52,000 investors from its prior private programs.2

Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fundraising for certain prior Jamestown real estate programs during the three year period ended December 31, 2017.

[1]	Includes funds that were in their fundraising or acquisition phase during the 10-year period.
[2]	Includes amounts raised by, and investors in, funds that were in their acquisition phase during the 10-year period.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Investments

During the ten years ended December 31, 2017, prior Jamestown real estate programs made investments in 110 real estate assets3 with an aggregate investment amount of approximately $7.9 billion. The table below provides details about the location and aggregate dollar amount of these properties.

The following table gives a breakdown of the aggregate investments in real property (based on dollar amount of investments) made by prior Jamestown programs, categorized by property type, as of December 31, 2017.

[3]

In July 2013, Jamestown made a $150 million preferred equity investment in the Millennium Core Fund, a retail portfolio consisting of nine assets, totaling 1.47 million square feet in New York, Boston, Washington DC, Miami and San Francisco. Jamestown sold its interest in the Millennium Core Fund in May 2017. It is considered as a single asset.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Sales and Dispositions

44 investments in real property and portfolios of properties have been disposed of by prior Jamestown programs during the 10 years ended December 31, 2017. The aggregate net sales proceeds of such properties was approximately $6.1 billion and the aggregate original cost was approximately $3.6 billion.

Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of certain prior Jamestown programs, the offerings of which are open or closed in the five years ended December 31, 2017.

Investment Objectives

We consider a program to have an investment objective similar to that of our real estate portfolio if the program seeks to invest in commercial real estate in the United States with the goal of producing returns for its investors. Approximately 97%4 of the aggregate funds raised from investors by all of the prior Jamestown programs during the period were invested in programs with investment objectives similar to that of our real estate portfolio.

The aggregate cost of the underlying properties of the prior Jamestown programs with similar investment objectives is about 98% of the total aggregate cost incurred by all of the prior programs during the period.

Prior Program Summary

Programs

Below is a description of all of the prior Jamestown programs that were in their investment and/or operational phases in the last ten years. As noted under “Investment Objectives,” not all of the prior programs have investment objectives similar to ours. All figures are as of December 31, 2017

•	Jamestown 18, L.P. launched in August 1997 and closed its offering in March 1998 with a total of $152,500,000 of capital commitments. The fund sold its last asset and was liquidated in November 2011.

•

Jamestown 24, L.P. launched in August 2003 and closed its offering in September 2003 with a total of $269,850,000 of capital commitments. The fund sold its last asset and was liquidated in August 2011.

•	Jamestown 25, L.P. launched in April 2004 and closed its offering in May 2004 with a total of $431,200,000 of capital commitments. The fund sold its last asset and was liquidated in November 2011.

•

Jamestown Co-Invest 4, L.P. launched in July 2006 and closed its offering in September 2007 with a total of $648,000,000 of capital commitments. The fund sold its last asset and was liquidated in November 2016.

•	Jamestown Co-Invest 5, L.P. launched in November 2007 and closed its offering in September 2009 with a total of $448,921,000 of capital commitments. The fund is currently operational.

•	Jamestown 27, L.P. launched in April 2011 and closed its offering in September 2012 with a total of $418,595,000 of capital commitments. The fund is currently operational.

•

Jamestown 28, L.P. launched in February 2013 and closed its offering in November 2013 with a total of $383,923,000 of capital commitments. The fund sold its last asset and was liquidated in August 2017.

[4]	Similar programs include the numbered Co-Invest Funds, German Retail Funds and the Premier Property Fund. Non-similar programs are Latin America and Timber Funds.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

Jamestown 29 L.P. & Co. geschlossene Investment KG launched in October 2014 and closed its offering in December 2015 with a total of $339,279,000 of capital commitments. The fund is currently operational.

•

Jamestown 30 L.P. & Co. geschlossene Investment KG launched in September 2016 and closed its offering in December 2017 with a total of $572,092,000 of capital commitments. The fund is currently operational.

•	Jamestown Timber 1, L.P. launched in October 2008 and closed its offering in December 2010 with a total of $52,805,000 of capital commitments. The fund is currently operational.

•	Jamestown Timber 2, L.P. launched in May 2011 and closed its offering in May 2012 with a total of $26,445,000 of capital commitments. The fund is currently operational.

•	Jamestown Timberlands, L.P. launched in August 2015 and closed its offering in March 2016 with a total of $17,250,000 of capital commitments. The fund is currently operational.

•	Jamestown Premier Property Fund, L.P. launched in December 2011 and is an open-end fund with a total of $3,274,738,000 of capital commitments.

•	Jamestown Latin America Fund, L.P. launched in October 2015 and closed its offering in January 2016 with a total of $92,000,000 of capital commitments. The fund is currently operational.

Material Adverse Developments on Prior Programs

Jamestown has invested in real estate over the past 35 years through various economic cycles, including the global financial crisis. Adverse business developments in prior programs described above were generally the result of broader economic distress (e.g., the global financial crisis) or other factors that are immaterial to investors in this offering (e.g., ground-up construction). Specific instances of such temporary adverse developments are discussed below.

During the global financial crisis of 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. As a result, Jamestown made the decision to make additional capital investments totaling over $1,000,000 in its programs, focusing on development and adding value to properties throughout the period.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information.”

General

We are a Delaware limited liability company organized on August 3, 2018 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in the Company will be denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. However, holders of our common shares will be eligible to participate in our quarterly redemption plan, as described below in “—Quarterly Redemption Plan”.

We intend to have a December 31 fiscal year end. In addition, we intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations.

Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis, or less frequently as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that the Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder until the redemption date as described below in “—Quarterly Redemption Plan”.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager and dealer manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce your adjusted tax basis in your shares, and to the extent that it exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “—Quarterly Redemption Plan”. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. Our operating agreement provides that special meetings of shareholders may be called by our Manager. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series); and

•

removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of the Manager” (two-thirds of our shareholders who are not affiliated with Jamestown or its affiliates).

General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Fractional Shares. Our Manager will not have to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “— Redemptions.” Instead of issuing fractional shares, we will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

Adjustments for Distributions. Upon the redemption of any common shares, the redemption price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the redemption request with record dates during the period between the redemption request date and the date of redemption. If a redemption date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

Payment of Taxes. If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Preferred Shares to Meet 100 Investor REIT Requirement. Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of shareholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred shares in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred shares are expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 preferred shares with a liquidation price of $1,000 per share and an annual dividend of 12%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,000 annually, before any distributions on our common shares could be made.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and we may not engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Non-Member Manager

•

Our operating agreement designates Jamestown Invest Manager, L.P., a wholly owned subsidiary of Jamestown, our sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

•

Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on August 3, 2018, as a Delaware limited liability company. We will remain in existence until dissolved in accordance with our operating agreement.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s owners and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Board

Under our operating agreement, our “manager” under the Delaware LLC Act is the board of directors of the Company (the “Board”). The Board has delegated all management duties to our Manager. The Board shall be composed of a minimum of three members. Each member may be removed for “cause” (as defined in herein in respect of the removal of the Manager) by a two-third vote of our shareholders who are not affiliated with Jamestown or its affiliates. Additionally, the Board may remove the Manager at any time. The Board shall be subject to the same duties and will have the same indemnification rights and limitation and liability as the Manager as described herein. The initial members of the Board are (i) Matt M. Bronfman; (ii) John Wilson; and (iii) Christopher J. Kopecky. The Board shall also approve all members of the Investment Committee of the Manager and may remove such members at any time.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement will be final and binding on our shareholders, except as may otherwise be required by law, including any determination by our Manager to revoke or otherwise terminate our REIT election, without approval of our shareholders, if the Manager determines that it is no longer in our best interests to continue to qualify as a REIT. We will prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and will file the statement with the Company secretary.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of the Company that a person may own. In addition, our operating agreement prohibits the ownership of more than 9.8% in value of our shares, unless exempted by our Manager. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of the Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) except during the first taxable year for which we elect to be a REIT and/or during the first half of our second taxable year for which we elect to be treated as a REIT and only to the extent it does not result in us failing to qualify as a REIT, or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure the Company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of the Company or the Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of the Company, as applicable, in excess of such percentage ownership of our common shares or shares of the Company will be in violation of the ownership limit.

Our operating agreement further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of the Company that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Shares of the Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of the Company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of the Company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price per share based on our NAV as of the end of the fiscal quarter prior to the quarter in which we elect to repurchase the shares, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due 15 business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll- Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

Valuation Policies

Our NAV per share will be calculated at the end of each fiscal quarter, beginning at the end of the first complete fiscal quarter of this offering after we break escrow, by our internal process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances reports of the underlying real estate provided by a valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, (4) accruals of our periodic distributions and (5) estimated accruals of our operating revenues and expenses (including the projected Participation Allocation). In instances where an appraisal of the real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our valuation expert. The valuation expert will not be responsible for, or prepare, our quarterly NAV per share. The final determination of our quarterly NAV per share will be made by our Manager. If a material event occurs between scheduled annual valuations that our Manager believes may materially affect the value of any of our commercial real estate assets and investments, including related liabilities, our Manager anticipates informing the valuation expert so that, if appropriate, the valuation expert can adjust the most recent valuations provided in the applicable report, if any, to account for the estimated impact. We will determine our NAV per share by dividing our NAV in such fiscal quarter by the number of our common shares outstanding as of the end of such fiscal quarter, prior to giving effect to any share purchases or redemptions to be effected for such fiscal quarter.

We may engage a valuation expert with expertise in appraising certain commercial real estate assets to provide annual valuations of certain commercial real estate assets and investments, including related liabilities, to be set forth in reports of the underlying real estate, and to adjust those valuations for events known to the valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected commercial real estate assets and investments and related liabilities. Our real estate assets will consist primarily of a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. In addition, our assets may include liquid assets, which will not be valued by our valuation expert, and cash and cash equivalents. We will amortize asset acquisition costs over the duration of the real estate asset. In the instances of assets with uncertain durations, we will amortize asset acquisition costs over five years. Our liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Manager. Our Manager will be responsible for ensuring that the valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert or our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. If our Manager learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Quarterly Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our common shares until the end of the first complete fiscal quarter after we break escrow. Beginning with the second complete fiscal quarter after we break escrow, the per share purchase price in this offering will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per share or (ii) our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per share purchase price as of the date the new NAV is announced, not the date when such NAV is determined, and investors will pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor will pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in April.

Beginning with the second complete fiscal quarter of this offering after breaking escrow, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. We will also post that fiscal quarter’s NAV on the public investment portal on the Jamestown website at invest.jamestown.com. The investment portal on the Jamestown website will also contain this offering circular, including any supplements and amendments. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. If our Manager learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per share applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Manager has designed our redemption plan with a view towards providing investors with an initial period in which to decide whether a long-term investment in the Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year six. Any economic benefit resulting from the discounted redemption price will benefit us and will indirectly accrue to shareholders who have not requested redemption and to the Manager.

Pursuant to our redemption plan, shareholders may request that we redeem not less than 25% of their shares. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.

For the first eighty-nine (89) days following the purchase of the common shares subject to the redemption request (the “Introductory Period”), the per share redemption price will be equal to the purchase price of the shares being redeemed less the aggregate sum of distributions paid and declared but unpaid with respect to such shares, rounded down to the nearest cent. In other words, a shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Beginning on the ninetieth (90th) day following the purchase of the common shares subject to the redemption request (the “Post-Introductory Period”), the per share redemption price will be calculated based on a declining discount to the NAV per share in effect at the time the redemption request is made without any reduction for distributions paid or declared and rounded down to the nearest cent.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of NAV per share) Before Deduction of any Participation Allocation and Third-Party Costs (1)
Less than 90 days (Introductory Period)	100.0	% (2) (3)
90 days until 3 years	97.0	% (4)
3 years to 4 years	98.0	% (5)
4 years to 5 years	99.0	% (6)
More than 5 years	100.0	% (7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.
(3)

The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4)

For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the NAV per share in effect at the time of the redemption request.

(5)

For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the NAV per share in effect at the time of the redemption request.

(6)

For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the NAV per share in effect at the time of the redemption request.

(7)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the NAV per share in effect at the time of the redemption request.

The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after settlement) and the Post-Introductory Period (90 days or more after settlement), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN
	Introductory Period	Post-Introductory Period
Duration	First 89 days after settlement	90+ days after settlement
Redemption Price	100% of purchase price less distributions paid and distributions declared and to be paid less third-party costs	97-100% of NAV depending on hold time (no reduction for distributions) less third-party costs
Timing to submit request	At least 15 days prior to the end of each quarter (but no event more than 90 days after the date of settlement)	At least 15 days prior to the end of each quarter

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Last Date to Withdraw Request	Up to five (5) business day prior to the end of the calendar quarter	Up to five (5) business day prior to the end of the calendar quarter
Date of Redemption Payment	14 days (unless exigent circumstances exist in which case within 21 days) of the end of each quarter	14 days (unless exigent circumstances exist in which case within 21 days) of the end of each quarter
Frequency	Quarterly	Quarterly
Minimum Amount of Shares Redeemed	25% of shareholder’s shares	25% of shareholder’s shares
Maximum Amount of Shares Redeemed	No Limit	No Limit[5]

Because our NAV per share will be calculated at the end of each fiscal quarter, beginning at the end of the first complete fiscal quarter of this offering after we break escrow, the redemption price for shares held ninety (90) days or longer may change between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares. However, in the event a secondary market for our shares develops, we will terminate our redemption plan.

Proceeds to investors from any redemption will be further reduced by the Participation Allocation payable to the Manager in connection with such redemption, except that there is no Participation Allocation payable for redemptions made during the Introductory Period (see “Management Compensation” for more details on the Participation Allocation). Additionally, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

Redemption of our common shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable calendar quarter; provided, however, written requests for common shares to be redeemed during the Introductory Period must be delivered to the Manager prior to the end of such common shares’ Introductory Period (e.g., if an investment in common shares settled on March 30, 2019, a redemption request must be delivered to the Manager no later than June 15, 2019). The Manager intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption proceeds within 14 days of the end of such quarter; although payment of the redemption proceeds may be delayed until 21 days after the end of such quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Shareholders may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.

During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. We will not honor redemption requests during such 12-month period if it would cause us to redeem more than 5.0% of our outstanding common shares as of the beginning of such 12-month period. In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the number of our common shares outstanding at the beginning of such 12-month period. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with any excess capacity carried over to later calendar quarters in that calendar year. If we have insufficient liquidity to cover our repurchase requirements, the shortfall could require us to potentially raise short- and long-term debt or sell equity securities in order to fund the obligation.

[5]	Subject to the prohibition from redeeming more than 5.0% of the number of common shares outstanding at the beginning of a 12-month period.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis—meaning those common shares that have been continuously held for the shortest amount of time will be redeemed first. Redemptions of shares held by our sponsor or its affiliates will be on the same basis as other shareholders. We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”.

Notwithstanding anything contained herein to the contrary, with the exception of honoring redemption requests up to the previously described limitation, we are not obligated to redeem common shares under the redemption plan.

In addition, if we redeem less than all of the shares subject to a redemption request in any applicable period, with respect to any unredeemed shares, you can: (i) withdraw your request for redemption; or (ii) ask that we honor your request in a future redemption period, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored, together with new requests, on a pro rata basis. During any redemption period, redemptions requests submitted by shareholders in the Introductory Period will be given precedence over Redemption Requests submitted shareholders in the Post-Introductory Period, except to the extent necessary to preserve our status as a REIT. Any redemption requests submitted by shareholders in the Introductory Period that are honored in fiscal quarters after the fiscal quarter they are submitted will receive the same purchase price as if the redemption requests were honored during the fiscal quarter in which the requests were submitted.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice for any reason, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT (for example, if a redemption request would cause a non-redeeming shareholder to violate the ownership limits in our operating agreement or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

For more information about our redemption plan or to submit a redemption request, please contact us by email at invest@jamestownlp.com.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through an investment portal on the Jamestown website at invest.jamestown.com, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the investment portal on the Jamestown website are not incorporated by reference in or otherwise a part of this offering circular.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or “the Company” means only Jamestown Atlanta Invest 1, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	REITs;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of the Company—Taxation of Tax Exempt U.S. Shareholders;” and

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of the Company—Taxation of Non-U.S. Shareholders,” including “qualified shareholders” described in Section 897(k) of the Code.

This summary assumes that shareholders will hold our common shares as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, commencing with our first taxable year of operation. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five year period following their acquisition from the non-REIT corporation.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)

commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)

that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the Code and the regulations promulgated thereunder; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager. Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). We believe that the shares sold in this offering will allow us to timely comply with conditions (5) and (6). However, depending on the number of shareholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

For purposes of condition (9) above, we will have used and will continue to use a calendar year for U.S. federal income tax purposes, and we intend to continue to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above). Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset class. Third, assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our assets holdings have complied or will comply with the above asset tests commencing with close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)    the sum of :

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)    the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources. Because we are not currently a “publicly offered REIT,” we would not be able to avail ourselves of an administrative safe harbor established by the IRS to govern taxable stock dividends. As a result, it is possible that a taxable stock distribution will not count towards our distribution requirement, which could cause us to incur federal income tax or to lose our REIT status unless certain relief provisions apply.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

New Interest Deduction Limitation Enacted by TCJA

Section 163(j) of the Code, as amended by TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, NOL carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. Depending on our specific investments, our activities may not constitute a qualifying real property trade or business, or we may elect not to have the interest deduction limitation apply to that trade or business. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We generally intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forgo potential dispositions of other property or to forgo other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, under new Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Like most of the other changes made by TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of our shares subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of The Company” and “—Annual Distribution Requirements.” However, any net operating loss will be limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of any such losses may not be carried back, but may be carried forward indefinitely. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Medicare Tax on Net Investment Income

U.S. holders that are classified as individuals, estates, and certain trusts, and whose income exceeds certain thresholds, are also subject to an additional 3.8% Medicare tax on dividends received from us and on gain recognized with respect to the disposition of our shares. The temporary 20% deduction allowed by Section 199A of the Code, as added by TCJA, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “Excess Inclusion Income.”

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the forgoing rule, (i) our common shares will not be a USRPI if we are “domestically-controlled,” (ii) our common shares will not be a USRPI with respect to a selling non-U.S. shareholder if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. shareholder that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common shares is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our common shares for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We cannot assure you that we will be domestically-controlled at all times in the future.

Our shares are not currently traded on an established securities market, and we have no current intent to list our shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its common shares. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares unless our common shares constitute a USRPI and no other exception applies to the selling non-U.S. shareholder. If our stock is a USRPI and no other exception applies to the selling non-U.S. shareholder, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our common shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our common shares are not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our common shares are regularly traded on an established securities market or if the selling non-U.S. shareholder is a “qualified foreign pension fund,” as described below, under a FIRPTA “look-through” rule any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 21% withholding, regardless of whether our common shares constitute a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. Subject to the exception that may apply if our common shares were regularly traded on an established securities market (as described above), if our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified foreign pension fund, as described below. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) by such country or one of more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or such income is excluded from gross income or taxed at a reduced rate.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, to a qualified shareholder or to a qualified foreign pension fund, distributions in redemption of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 21% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition or disposition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded, our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the first anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, (other than short-term investments pending long-term commitment or distribution to investors) consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this offering circular. Our common shares being offered hereby will be primarily offered by associated persons of ours through an investment portal on the Jamestown website at invest.jamestown.com (though we may distribute our shares through other online portals as deemed appropriate by our Manager). In conducting this offering, such persons of Jamestown Atlanta Invest 1, LLC intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about investment portal on the Jamestown website, please see “Offering Summary—About the Jamestown Website.”

Concurrently with our offering to the public, we are selling 50,000 of our common shares at a price equal to the initial offering price of our common shares as set forth on the cover of this offering circular, in a private placement to our sponsor. Our sponsor previously acquired 500 common shares at a price equal to the initial public offering price in connection with our formation. Such additional common shares will not be sold to Jamestown, until we raise and accept at least $5,000,000 in this offering.

The investment portal on the Jamestown website is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the investment portal on the Jamestown website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Exhibit 3, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the $5,000,000 minimum threshold is met until such minimum threshold is met, and, after such minimum threshold is met, may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We will not issue certificates. Instead, our common shares will be recorded and maintained on the Company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our operating agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from the Company or have any other rights in or with respect to our common shares. We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Escrow

The proceeds of this offering will be placed into an escrow account with our broker-dealer until we have raised at least $5,000,000 in this offering (not including the $500,000 received or to be received in the private placement to our sponsor). At the time the minimum threshold is met, our broker-dealer will release subscription payments to us, common shares will be issued, and investors will become shareholders. All funds provided with subscription agreements during the escrow period will be placed in an account with North Capital Private Securities as escrow agent. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•

Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Exhibit 3.

•	Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $5,000,000 (not including the $500,000 received or to be received in the private placement to our sponsor) and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Jamestown, L.P.

675 Ponce de Leon Avenue, NE

7th Floor

Atlanta, GA 30308

Following the date on which the minimum offering amount has been achieved, subscriptions will be binding upon investors and will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Minimum Purchase Requirements

You must initially purchase at least 250 common shares in this offering, or $2,500 based on the current per share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our common shares). However, the Manager may revise the minimum purchase requirements in the future.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by King & Spalding LLP.

EXPERTS

The balance sheet Jamestown Atlanta Invest 1, LLC as of August 31, 2018 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of Moore, Colson & Company, P.C., independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Description of our Common Shares—Valuation Policies”, we will use the estimated market values provided as well as inputs from other sources in its calculation of our quarterly net asset value (NAV) per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Jamestown, L.P.

675 Ponce de Leon Avenue, NE

7th Floor

Atlanta, GA 30308

Email: invest@jamestownlp.com

(770) 805-1000

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at invest.jamestown.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Jamestown Atlanta Invest 1, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Jamestown Atlanta Invest 1, LLC, a Delaware Limited Liability Company, (the “Company”) as of August 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

/s/ Moore, Colson & Company, P.C.

Atlanta, Georgia

January 4, 2019

JAMESTOWN ATLANTA INVEST 1, LLC

(A LIMITED LIABILITY COMPANY)

BALANCE SHEET

AUGUST 31, 2018

August 31, 2018
Assets
Cash and cash equivalents	$5,000

Total current assets	5,000

Total assets	$5,000

Members’ Equity
Members’ equity (50,000 common shares at $10 per share)	$500,000
Members’ commitments	(495,000)

Total Jamestown Atlanta Invest 1, LLC members’ equity	5,000

Total liabilities and members’ equity	$5,000

JAMESTOWN ATLANTA INVEST 1, LLC

NOTES TO FINANCIAL STATEMENT

AUGUST 31, 2018

1.	Formation and Organization

Jamestown Atlanta Invest 1, LLC (the “Company”) was formed on August 3, 2018, as a Delaware Limited Liability Company and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized primarily to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth, including mixed or single use properties, incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in major metropolitan statistical areas (“MSA”) across the United States, but with an expected emphasis on investments in the Atlanta, Georgia MSA. The Company may make its investments through majority-owned subsidiaries, minority interests or joint venture interests. Substantially all of the Company’s business will be managed by Jamestown Invest Manager, L.P. (the “Manager”), a Delaware Limited Liability Company. The Company will wholly own Jamestown Atlanta Invest 1 OP, L.P. (the “Operating Partnership”), through which it will acquire and hold the investments.

As of August 31, 2018, the Company has not begun operations.

The Company intends to file an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in common shares, for an initial price of $10.00 per share.

A maximum of $50,000,000 in the Company’s common shares may be sold to the public in this Offering. The Manager has the authority to issue an unlimited number of common shares. The Company received a commitment from JAMESTOWN, L.P. (the “Sponsor”), the owner of the Manager, to purchase 50,000 common shares for an aggregate purchase price of $500,000 due on a date not later than the date on which the Company raises and accepts at least $5,000,000 in this Offering. This subscription is shown as a reduction of members’ equity on the accompanying balance sheet.

The Company intends to have a December 31st fiscal year end.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet and related notes of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

JAMESTOWN ATLANTA INVEST 1, LLC

NOTES TO FINANCIAL STATEMENT

AUGUST 31, 2018

Organizational, Offering and Related Costs

Organization and offering costs of the Company are being paid by the Manager. These organization and offering costs include all expenses in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company will not be obligated to reimburse the Manager, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company.

Share Redemptions

The Company intends to adopt a redemption plan, whereby on a quarterly basis, shareholders may request that we redeem not less than 25% of their shares. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held.

For the first eighty-nine (89) days following the settlement of the common shares subject to the redemption request (the “Introductory Period”), the per share redemption price will be equal to the purchase price of the shares being redeemed less the aggregate sum of distributions paid and declared but unpaid with respect to such shares, rounded down to the nearest cent.

Beginning on the ninetieth (90th) day following the settlement of the common shares subject to the redemption request (the “Post- Introductory Period”), the per share redemption price will be calculated based on a declining discount to the net asset value (the “NAV”) per share in effect at the time the redemption request is made without any reduction for distributions paid or declared and rounded down to the nearest cent.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price) (1)
Less than 90 days (Introductory Period)	100	%(2) (3)
90 days until 3 years	97%
3 years to 4 years	98%
4 years to 5 years	99%
More than 5 years	100%

(1)

The Effective Redemption Price will be rounded down to the nearest $0.01 and proceeds received by investors from any redemption will be further reduced by the Participation Allocation payable to the Manager in connection with such redemption (Note 3).

(2)	The per share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.

JAMESTOWN ATLANTA INVEST 1, LLC

NOTES TO FINANCIAL STATEMENT

AUGUST 31, 2018

(3)

The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

Because the NAV per share will be calculated at the end of each quarter beginning on the second quarter of the Offering breaking escrow, the redemption price for shares held at least ninety (90) days may change between the date the redemption request is received and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect the operations and the non-redeemed shareholders, to prevent an undue burden on liquidity, to preserve the status as a REIT, following any material decrease in the NAV, or for any other reason. However, in the event that the Manager amends, suspends or terminates the redemption plan, an offering circular supplement and/or Form 1-U, as appropriate will be filed, to disclose such amendment. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the status as a REIT.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year ending December 31, 2019. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax on income that it distributes to its shareholders, provided that it distributes 100% of its REIT taxable income. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.	Related Party Arrangements

Jamestown Investment Manager, L.P.

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company will pay the Manager a quarterly fund administration fee equal to 0.60% per annum, after escrow is broken, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after escrow is broken, after which it will be based on NAV at the end of the prior quarter, in part to reimburse Manager for certain costs.

JAMESTOWN ATLANTA INVEST 1, LLC

NOTES TO FINANCIAL STATEMENT

AUGUST 31, 2018

The Company will pay the Manager a quarterly asset management fee equal to an annualized rate of 1.25%, which will be based on our net offering proceeds until the end of the first complete fiscal quarter after escrow is broken, after which it will be based on NAV at the end of the prior quarter.

The Company will reimburse Manager and any third party for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire or originate the investment.

The Manager may retain one or more of its affiliates to perform services for the Company’s real estate investments, including property management, leasing, construction management, sustainability consulting, creative and marketing services, architecture, legal and tax services.

The Company will also pay Manager a disposition fee from the disposition of any investment. The fee is calculated as 1% of the contract sale price of the asset, and is deducted at the time such payment from the disposition of the asset is received. Fees may be waived at Manager’s sole discretion.

Jamestown Invest 1 OP, L.P.

The Manager, as a Special Limited Partner, will hold a performance participation interest in the Operating Partnership that entitles it to receive a performance participation allocation from the Operating Partnership (the “Participation Allocation”), payable in full upon a Liquidity Event (as defined below) or, to the extent allocable to redeemed shares, at the time of redemption. The Participation Allocation will be equal to 20% of (i) the NAV (without reduction for any accrued Participation Allocation) as of the applicable date, increased by (ii) the aggregate capital distributions and dividends paid or accrued with respect to interests in the Operating Partnership, if any, less (iii) the aggregate initial purchase price for all interests in the Operating Partnership. If the NAV as of the applicable date, increased by capital distributions and dividends paid or accrued, is less than $10 per share, no Participation Allocation will be paid. The redemption price for any redeeming investor for any redemption of shares will be our NAV as of the redemption date (including any accrued Participation Allocation). “Liquidity Event” shall mean the occurrence of a liquidity event, including but not limited to a liquidation of the fund upon the sale of all of the properties, a public listing, or a merger with a public or non-public company.

4.	Economic Dependency

Under various agreements, the Company has engaged or will engage Jamestown, L.P. and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, property management services, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Jamestown, L.P. and its affiliates.

JAMESTOWN ATLANTA INVEST 1, LLC

NOTES TO FINANCIAL STATEMENT

AUGUST 31, 2018

5.	Subsequent Events

The Company evaluated subsequent events through January 4, 2019, which is the date the financial statements were available to be issued. Based on the evaluation, no additional material events were identified that would require adjustment or disclosure.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to certain U.S. real estate investment programs sponsored by Jamestown, L.P., our sponsor, and its affiliates, collectively referred to herein as the “prior programs”. Our sponsor engages in the business of investing in and managing real estate investments on behalf of both individual and institutional clients. These prior programs focus on investing in U.S. commercial real estate. Each individual prior program has its own specific investment objectives; however, the general investment objectives common to all the prior programs include investing in U.S. office, retail and mixed-use real estate with the goal of producing returns for investors. We have presented all prior programs that have investment objectives similar to ours and certain other recent programs that do not have investment objectives similar to ours, as required by applicable SEC guidance.

We consider a program to have an investment objective similar to that of our real estate portfolio if the program seeks to invest in commercial real estate in the United States with the goal of producing returns for its investors.

This information should be read together with the summary information included in the “Prior Performance Summary” section of the Offering Circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2017. The following tables are included herein:

Table I -	Experience in Raising and Investing Funds

Table II -	Compensation to Sponsor

Table III -	Operating Results of Prior Programs

Table IV -	Results of Completed Programs

Table V -	Sales or Disposals of Properties by Program

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Table I - Experience in Raising and Investing Funds

This table shows the experience of the sponsor and affiliates in raising and investing funds for prior programs that have had offerings close during the three years ended December 31, 2017 or are open-ended. Each of Jamestown Premier Property Fund, L.P. (“Premier”), Jamestown 29 L.P. & Co. geschlossene Investment KG (“Jamestown 29”) and Jamestown 30 L.P. & Co. geschlossene Investment KG (“Jamestown 30”) has investment objectives similar to ours. All figures are as of December 31, 2017.

	Premier	Jamestown 29	Jamestown 30
Dollar amount offered	$900,000,010	$750,000,000	$750,000,000
Dollar amount raised (100%)	$3,275,495,483	$339,279,000	$572,092,000
Date offering began	5/1/2011	9/1/2014	9/1/2016
Length of offering (in months)	Ongoing	14	13
Months to invest 90% of amount available for investment	Ongoing	23	Ongoing

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Table II - Compensation to Sponsor

This table shows the compensation paid in the prior programs sponsored by the sponsor that have had offerings close during the five years ended December 31, 2017 or are open-ended. Each of Jamestown Premier Property Fund, L.P. (“Premier”), Jamestown 28, L.P. (“Jamestown 28”), Jamestown 29 L.P. & Co. geschlossene Investment KG (“Jamestown 29”) and Jamestown 30 L.P. & Co. geschlossene Investment KG (“Jamestown 30”) has investment objectives similar to ours. Our sponsor has no other real estate programs with similar investment objectives to ours that have closed within the last five years or are open ended. Jamestown Timberlands, L.P. (“Jamestown Timberlands”) does not have investment objectives similar to ours because it seeks primarily capital appreciation by investing primarily in timber-producing property rather than commercial real estate in the United States. All figures are as of December 31, 2017.

	Premier	Jamestown 28	Jamestown 29	Jamestown 30	Jamestown Timberlands
Date offering commenced	5/1/2011	12/6/2012	9/1/2014	9/1/2016	8/1/2015
Dollar amount raised	$3,275,495,483	$384,703,000	$339,279,000	$572,092,000	$17,250,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—	$19,235,150	$18,321,066	$30,892,968	$172,500
Acquisition fees	$—	$—	$6,712,367	$884,054	$166,247
— real estate commissions	$—	n/a	n/a	n/a	n/a
— advisory fees	$—	n/a	n/a	n/a	n/a
— other (identify and quantify)	$—	n/a	n/a	n/a	n/a
Other [1]	$—	$1,095,458	n/a	n/a	n/a
Dollar amount of cash generated from operations before	$248,635,144	$75,702,411	$18,876,781	$196,408	$670,378
Amount paid to sponsor from operations:
Property management fees [2]	$37,011,928	$2,152,527	$42,875	$—	$—
Partnership management fees	$44,251,675	$16,171,974	$14,008,343	$3,163,145	$348,053
Reimbursements [3]	$20,021,348	$1,215,145	$614,613	$31,000	$59,544
Leasing commissions	$4,219,577	$—	$21,582	$—	$—
Other (identify and quantify)	$—	$—	$—	$—	$—
Dollar amount of property sales and refinancing before
— cash	$912,735,681	$633,899,315	n/a	n/a	n/a
— notes	$—	$—	n/a	n/a	n/a
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$—	$—	n/a	n/a	n/a
Incentive fees [3]	$36,489,123	$50,037,691	n/a	n/a	n/a
Other (identify and quantify)	$—	$—	n/a	n/a	n/a

[1]	Includes interest paid to sponsor for related party promissory notes used to purchase properties.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

[2]	Jamestown 29 property management fees include fees paid to sponsor in accordance with a submanagement agreement with a third party management company.
[3]

Represents fees and cost reimbursements paid to the sponsor for services performed for its real estate investments, including development and construction management, legal, tax preparation, marketing, sustainability consulting and other services.

[4]	Jamestown 28 - Includes the promote the sponsor earned upon the liquidation of the Fund, as well as the disposition fees paid in conjunction with the property sales.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Table III - Operating Results of Prior Programs

This table shows the operating results of the sponsor’s prior programs that have had offerings close during the five years ended December 31, 2017 or are open-ended. Each of Jamestown Premier Property Fund, L.P. (“Premier”), Jamestown 28, L.P. (“Jamestown 28”), Jamestown 29 L.P. & Co. geschlossene Investment KG (“Jamestown 29”) and Jamestown 30 L.P. & Co. geschlossene Investment KG (“Jamestown 30”) has investment objectives similar to ours. Our sponsor has no other real estate programs with similar investment objectives to ours that have closed within the last five years or are open ended. Jamestown Timberlands, L.P. (“Jamestown Timberlands”) does not have investment objectives similar to ours because it seeks primarily capital appreciation by investing primarily in timber-producing property rather than U.S. mixed-use real-estate. All figures are as of December 31, 2017.

	Premier
Year	2011 - Stub Year	2012	2013	2,014	2015	2016	2017
Gross Revenues	$8,657,424	$117,673,521	$156,562,071	$212,746,711	$284,024,055	$352,911,724	$354,788,774
Profit on sale of properties [1]	$(1,923,974)	$152,922,451	$229,340,169	$155,237,800	$344,180,337	$48,097,993	$480,962,573
Less: Operating expenses	$(4,332,622)	$(39,967,072)	$(59,038,466)	$(88,022,819)	$(120,612,193)	$(150,448,707)	$(146,542,346)
Interest expense	$(1,382,451)	$(27,280,410)	$(39,890,106)	$(48,067,417)	$(64,757,415)	$(74,465,641)	$(68,101,072)
Depreciation	$—	$—	$—	$—	$—	$—	$—
Net Income — GAAP Basis	$1,018,377	$203,348,490	$286,973,668	$231,894,275	$442,834,784	$176,095,369	$621,107,929
Taxable Income	$1,212,565	$(3,585,813)	$612,640	$97,669,698	$12,788,524	$195,703,800	$84,691,036
— from operations	$1,212,565	$(3,585,813)	$612,640	$7,128,516	$12,788,524	$18,766,303	$31,592,943
— from gain on sale	$—	$—	$—	$90,541,182	$—	$176,937,497	$53,098,093
Cash generated from operations [2]	$4,383,369	$15,830,653	$55,392,958	$23,002,491	$45,326,197	$41,287,405	$49,976,082
Cash used in acquisitions	$(887,562,053)	$(252,481,378)	$(587,429,722)	$(623,752,298)	$(1,000,751,507)	$(677,550,078)	$(153,631,200)
Cash generated from sales	$—	$—	$—	$370,891,009	$—	$587,935,597	$185,168,882
Cash generated from refinancing [3]	$(158,834)	$265,475,700	$324,715,002	$228,905,360	$349,295,128	$(47,677,085)	$(66,330,722)
Cash generated from operations, sales and refinancing	$(883,337,518)	$28,824,975	$(207,321,762)	$(953,438)	$(606,130,182)	$(96,004,161)	$15,183,042
Cash Contributions from investors	$500,000,000	$98,520,196	$260,305,860	$290,250,624	$494,299,374	$533,653,221	$149,778,823
Cash Contributions from investors—NCI [4]	$400,000,010	$3,025,009	$359,232	$125,000	$167,439,688	$39,204,834	$23,242,702
Less: Cash distributions to investors
— from operating cash flow [5]	$—	$(21,757,062)	$(36,879,593)	$(37,319,778)	$(54,102,220)	$(87,883,897)	$(113,862,205)
— from sales and refinancing	$—	$—	$—	$(74,983,133)	$—	$(193,892,306)	$(45,180,000)
— Withholding tax payment deductions & other	$—	$—	$—	$—	$—	$—	$—
Distributions—NCI [5]	$—	$(86,018,584)	$(16,492,480)	$(139,508,578)	$(28,270,545)	$(90,046,060)	$(23,823,450)

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

— from other—investor redemptions	$—	$—	$—	$(743,674)	$(9,120,163)	$(51,980,515)	$(34,403,995)
Cash generated (deficiency) after cash distributions	$16,662,492	$22,594,534	$(28,743)	$36,867,023	$(35,884,048)	$53,051,116	$(29,065,083)
Less: Special items (not including sales and refinancing) (identify and quantify)	$—	$—	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions and special items	$16,662,492	$22,594,534	$(28,743)	$36,867,023	$(35,884,048)	$53,051,116	$(29,065,083)
Distribution Data Per $1000 Invested [6]
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	$—	$45	$59	$134	$52	$180	$101
— Return of capital	$—	$—	$—	$—	$—	$—	$—
Source (on cash basis)
— Sales	$—	$—	$—	$85	$—	$117	$26
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$—	$45	$59	$49	$52	$64	$75
— other	$—	$—	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).							n/a

[1]	Includes realized and unrealized gains (losses) included in the audited financial statements.
[2]	Includes interest income earned on time deposits and money market accounts.
[3]	Includes proceeds from financing or refinancing placed offset by repayments of any financing.
[4]	Represents contributions and distributions related to non-controlling joint venture partners.
[5]	Distributions are net of asset management fees.
[6]	Distributions reported in this table reflect amounts allocated to one unit issued at fund formation for a unit price of $1,000.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

	Jamestown 28
Year	2013	2014	2015	2016	2017
Gross Revenues	$15,726,837	$40,721,707	$38,481,904	$33,403,817	$7,606,236
Profit on sale of properties [1]	$2,265,742	$(6,943,412)	$73,329,872	$68,064,158	$(1,915,381)
Less: Operating expenses	$(9,656,262)	$(13,444,160)	$(14,189,700)	$(12,222,368)	$(9,195,232)
Interest expense	$(4,059,296)	$(7,015,657)	$(6,833,130)	$(6,647,719)	$—
Depreciation	$—	$—	$—	$—	$—
Net Income — GAAP Basis	$4,277,021	$13,318,478	$90,788,946	$82,597,888	$(3,504,377)
Taxable Income	$16,597,850	$26,398,413	$8,980,006	$89,428,543	$28,698,820
— from operations	$16,597,850	$26,398,413	$8,980,006	$9,372,290	$16,314,004
— from gain on sale	$—	$—	$—	$80,056,253	$12,384,816
Cash generated from operations [2]	$(4,521,742)	$22,344,509	$31,592,535	$5,807,724	$939,739
Cash used in acquisitions	$(539,633,550)	$—	$—	$—	$—
Cash generated from sales	$—	$—	$—	$401,382,711	$243,114,263
Cash generated from refinancing [3]	$196,908,637	$(26,836,472)	$—	$(191,168,000)	$—
Cash generated from operations, sales and refinancing	$(347,246,655)	$(4,491,963)	$31,592,535	$216,022,435	$244,054,002
Cash Contributions from investors	$350,308,741	$31,431,327	$2,509,256	$(1,324)	$26,994,572
Cash Contributions from investors—NCI	$—	$—	$—	$—	$—
Less: Cash distributions to investors [4]
— from operating cash flow	$—	$(2,160,499)	$(19,151,922)	$(19,235,716)	$(4,350,185)
— from sales and refinancing	$—	$—	$—	$(192,124,000)	$(272,225,830)
— Withholding tax payment deductions & other	$(331,675)	$(16,406,421)	$(10,947,225)	$39,889,790	$(54,129,243)
Distributions—NCI		$—	$—	$—	$—
— from other—investor redemptions	$—		$—	$—	$—
Cash generated (deficiency) after cash distributions	$2,730,411	$8,372,444	$4,002,644	$44,551,185	$(59,656,684)
Less: Special items (not including sales and refinancing) (identify and quantify)	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions and special items	$2,730,411	$8,372,444	$4,002,644	$44,551,185	$(59,656,684)
Distribution Data Per $1000 Invested
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	$—	$6	$49	$50	$220
— Return of capital	$—	$0.1	$1	$500	$500

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Source (on cash basis)
— Sales	$—	$—	$—	$500	$670
— Refinancing	$—	$—	$—	$—	$—
— Operations	$—	$6	$49	$50	$50
— other	$—	$—	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

[1]	Includes realized and unrealized gains (losses) included in the audited financial statements.
[2]	Includes interest income earned on time deposits and money market accounts.
[3]	Includes syndication costs paid to an affiliate of the sponsor, related to the subscriptions received by the fund.
[4]

The gross distribution amount is presented in the period it was earned by the investors. Withholding tax payments made by the Funds on behalf of the investors and later recovered from the investors, as well as other timing considerations related to investor payments are presented separately under this distribution section.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

	Jamestown 29
Year	2014	2015	2016	2017
Gross Revenues	$—	$12,890,919	$23,849,017	$38,852,788
Profit on sale of properties [1]	$—	$(1,991,150)	$8,409,446	$6,492,955
Less: Operating expenses	$(315,683)	$(9,278,215)	$(10,776,270)	$(17,603,321)
Interest expense	$—	$(3,027,090)	$(4,007,882)	$(7,902,023)
Depreciation	$—	$—	$—	$—
Net Income — GAAP Basis	$(315,683)	$(1,405,536)	$17,474,311	$19,840,399
Taxable Income	$—	$(1,283,826)	$1,888,927	$1,019,565
— from operations	$—	$(1,283,826)	$1,888,927	$1,019,565
— from gain on sale	$—	$—	$—	$—
Cash generated from operations [2]	$1,450,222	$(6,236,525)	$8,345,032	$630,639
Cash used in acquisitions	$—	$(269,489,166)	$(152,866,407)	$—
Cash generated from sales	$—	$—	$—	$—
Cash generated from refinancing [3]	$(1,860,950)	$47,644,009	$52,266,994	$16,196,492
Cash generated from operations, sales and refinancing	$(410,728)	$(228,081,682)	$(92,254,381)	$16,827,131
Cash Contributions from investors	$30,551,665	$288,479,911	$20,194,894	$52,530
Cash Contributions from investors—NCI	$—	$—	$—	$—
Less: Cash distributions to investors [4]
— from operating cash flow	$(19,531)	$(4,896,765)	$(15,088,579)	$(15,266,838)
— from sales and refinancing	$—	$—	$—	$—
— Withholding tax payment deductions & other	$19,531	$4,229,189	$7,927,247	$85,066
Distributions—NCI	$—	$—	$—	$—
— from other—investor redemptions
Cash generated (deficiency) after cash distributions	$30,140,937	$59,730,653	$(79,220,819)	$1,697,889
Less: Special items (not including sales and refinancing) (identify and quantify)		$—	$—	$—
Cash generated (deficiency) after cash distributions and special items	$30,140,937	$59,730,653	$(79,220,819)	$1,697,889
Distribution Data Per $1000 Invested
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	$1	$15	$44	$45
— Return of capital	$—	$—	$—	$—

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Source (on cash basis)
— Sales	$—	$—	$—	$—
— Refinancing	$—	$—	$—	$—
— Operations	$1	$15	$44	$45
— other	$—	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

[1]	Includes realized and unrealized gains (losses) included in the audited financial statements.
[2]	Includes interest income earned on time deposits and money market accounts.
[3]	Includes syndication costs paid to an affiliate of the sponsor, related to the subscriptions received by the fund.
[4]

The gross distribution amount is presented in the period it was earned by the investors. Withholding tax payments made by the Funds on behalf of the investors and later recovered from the investors, as well as other timing considerations related to investor payments are presented separately under this distribution section.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

	Jamestown 30		Timberlands
Year	2016	2017	2015	2016	2017
Gross Revenues	$13,442	$5,489,937	$—	$348,745	$1,363,433
Profit on sale of properties [1]	$—	$(1,274,537)	$89,074	$(223,143)	$148,794
Less: Operating expenses	$(949,905)	$(6,962,096)	$(201,780)	$(653,454)	$(1,664,213)
Interest expense		$—	$—	$—	$—
Depreciation	$—	$—	$—	$—	$—
Net Income — GAAP Basis	$(936,463)	$(2,746,696)	$(112,706)	$(527,852)	$(151,986)
Taxable Income	$13,442	$(1,762,047)	$(36,506)	$(290,119)	$(311,948)
— from operations	$13,442	$(1,762,047)	$(36,506)	$(290,119)	$(304,602)
— from gain on sale	$—	$—			$(7,346)
Cash generated from operations [2]	$(492,516)	$(2,505,221)	$(21,184)	$(299,965)	$583,930
Cash used in acquisitions	$—	$(58,597,385)	$(15,828,607)	$(977,935)	$—
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing [3]	$(3,827,477)	$(22,546,263)	$(57,348)	$—	$—
Cash generated from operations, sales and refinancing	$(4,319,993)	$(83,648,869)	$(15,907,139)	$(1,277,900)	$583,930
Cash Contributions from investors	$111,283,211	$407,877,950	$16,500,000	$750,000	$—
Cash Contributions from investors—NCI	$—	$—
Less: Cash distributions to investors [4]
— from operating cash flow	$(76,257)	$(3,619,153)	$—	$—	$—
— from sales and refinancing	$—	$—	$—	$—	$—
— Withholding tax payment deductions & other	$76,257	$3,439,896
Distributions—NCI	$—	$—
— from other—investor redemptions	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions	$106,963,218	$324,049,824	$592,861	$(527,900)	$583,930
Less: Special items (not including sales and refinancing) (identify and quantify)	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions and special items	$106,963,218	$324,049,824	$592,861	$(527,900)	$583,930
Distribution Data Per $1000 Invested
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	$0.4	$6.3	$—	$—	$—
— Return of capital	$—	$—	$—	$—	$—

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Source (on cash basis)
— Sales	$—	$—	$—	$—	$—
— Refinancing	$—	$—	$—	$—	$—
— Operations	$0.4	$6.3	$—	$—	$—
— other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	N/A	100%	n/a	n/a	100%

[1]	Includes realized and unrealized gains (losses) included in the audited financial statements.
[2]	Includes interest income earned on time deposits and money market account.
[3]	Includes syndication costs paid to an affiliate of the sponsor, related to the subscriptions received by the fund.
[4]

Jamestown 30—The gross distribution amount is presented in the period it was earned by the investors. Withholding tax payments made by the Funds on behalf of the investors and later recovered from the investors, as well as other timing considerations related to investor payments are presented separately under this distribution section.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Table IV - Results of Completed Programs

This table shows the summary information of prior programs sponsored by the sponsor that have completed operations during the five years ended December 31, 2017. Each of Jamestown 18, L.P. (“Jamestown 18”), Jamestown 24, L.P. (“Jametown 24”), Jamestown 25, L.P. (“Jamestown 25”), Jamestown Co-Invest 4, L.P. (“Co-Invest 4”) and Jamestown 28, L.P. (“Jamestown 28”) has investment objectives similar to ours. All figures are through the last full quarter prior to completion of the program unless otherwise noted.

	Jamestown 18	Jamestown 24	Jamestown 25	Co-Invest 4	Jamestown 28
Dollar Amount Raised	$152,500,000	$269,850,000	$431,200,000	$648,400,000	$383,923,003
Number of Properties Purchased [2]	3	3	4	29	3
Date of Closing of Offering	3/1/1998	9/1/2003	5/1/2004	9/1/2007	11/1/2013
Date of First Sale of Property	9/16/2004	12/22/2006	5/15/2007	7/1/2010	11/4/2016
Date of Final Sale of Property	11/30/2011	8/1/2011	11/30/2011	11/1/2016	8/31/2017
Annualized return on investment [1]	17%	21%	18%	1%	9%
Median annual leverage [3]	35%	61%	57%	35%	42%
Receivable on Net Purchase Money Financing	n/a	n/a	n/a	n/a	n/a

[1]

Return on investment is calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors multiplied by the number of years from the registrant’

[2]

In July 2013, Jamestown made a $150 million preferred equity investment in the Millennium Core Fund, a retail portfolio consisting of nine assets, totaling 1.47 million square feet in New York, Boston, Washington DC, Miami and San Francisco. Jamestown sold its interest in the Millennium Core Fund in May 2017. It is considered as a single asset.

[3]	Median annual leverage ratio of median debt and median capital at the fund level.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Table V - Sales or Disposals of Properties by Program

This table shows the sales and disposals of properties for prior programs sponsored by the sponsor during the three years ended December 31, 2017 or are open-ended. Each of Jamestown Premier Property Fund, L.P. (“Premier”), Jamestown Co-Invest 4, L.P. (“Co-Invest 4”), Jamestown Co-Invest 5, L.P. (“Co-Invest 5”), Jamestown 27, L.P. (“Jamestown 27”) and Jamestown 28, L.P. (“Jamestown 28”) has investment objectives similar to ours. All figures are as of December 31, 2017.

Property	Date of Acquisition	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties including closing and soft costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Total
Premier Property Fund
733 10th Street	5/1/2012	2/24/2016	$174,984,467	$(70,000,000)	$—	$—	$104,984,467	$70,000,000	$67,282,528	$137,282,528	$50,874,952
799 Market Street	10/1/2012	6/24/2016	$135,076,522	$(46,500,000)	$—	$—	$88,576,522	$46,500,000	$56,278,226	$102,778,226	$44,099,268
245 First Street	12/16/2013	9/15/2016	$302,633,487	$(96,300,000)	$—	$—	$206,333,487	$96,300,000	$103,441,188	$199,741,188	$119,924,419
The Davenport	11/24/2014	2/6/2017	$189,874,526	$(68,210,000)	$—	$—	$121,664,526	$68,210,000	$72,088,282	$140,298,282	$59,136,916
Co-Invest 4
1010 West Peachtree	3/14/2007	4/1/2015	$14,957,485	$—	$—	$—	$14,957,485	$—	$20,634,282	$20,634,282	$(5,072,374)
Artmore Hotel	9/6/2006	8/25/2015	$9,371,150	$—	$—	$—	$9,371,150	$—	$10,445,134	$10,445,134	$(24,079,631)
Encore	10/18/2006	10/2/2015	$9,656,526	$—	$—	$—	$9,656,526	$—	$1,872,918	$1,872,918	$7,672,898
Shops at Metropolis	10/2/2008	12/10/2015	$25,371,448	$—	$—	$—	$25,371,448	$10,304,793	$7,793,317	$18,098,110	$13,517,114
Mixson	3/31/2006	10/31/2016	$34,877,411	$(16,100,000)	$—	$—	$18,777,411	$—	$61,525,667	$61,525,667	$(22,552,182)

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

One West Victory	9/15/2006	4/28/2016	$19,590,168	$(12,615,613)	$—	$—	$6,974,555	$—	$27,018,663	$27,018,663	$(8,141,418)
Palmetto	2/15/2007	7/5/2016	$32,352,107	$—	$—	$—	$32,352,107	$—	$21,070,853	$21,070,853	$12,475,174
Warehouse Row	9/2/2008	1/21/2016	$35,202,347	$—	$—	$—	$35,202,347	$—	$38,286,725	$38,286,725	$(1,309,343)
White Provision	11/7/2006	20/25/2016	$66,174,979	$(22,700,000)	$—	$—	$43,474,979	$—	$50,146,966	$50,146,966	$12,038,673
1400 West Peachtree	12/13/2006	5/2/2016	$8,131,184	$—	$—	$—	$8,131,184	$—	$9,094,978	$9,094,978	$(1,360,471)
Pender	10/31/2006	10/31/2016	$3,893,000	$—	$—	$—	$3,893,000	$—	$25,009,425	$25,009,425	$(14,600,676)
Southwood	12/15/2006	10/28/2016	$82,190	$—	$—	$—	$82,190	$—	$12,852,155	$12,852,155	$(16,195,339)
be @ Schermerhorn	1/27/2005	7/29/2016, 9/29/2016	$19,872,501	$—	$—	$—	$19,872,501	$—	$17,440,401	$17,440,401	$19,576,485
Square 696	4/11/2007	7/7/2016	$61,730,436	$—	$—	$—	$61,730,436	$—	$74,819,363	$74,819,363	$(20,041,196)
Kendall	3/11/2008	3/11/2016	$51,379,514	$(23,100,135)	$—	$—	$28,279,379	$—	$34,109,032	$34,109,032	$19,781,095
Riverview	7/26/2007	8/15/2016, 10/21/2016	$11,970,022	$—	$—	$—	$11,970,022	$—	$20,353,165	$20,353,165	$(8,585,073)
1250 Broadway	4/8/2008	11/1/2016	$543,615,077	$(185,000,000)	$—	$—	$358,615,077	$185,000,000	$170,946,082	$355,946,082	$228,632,088
Co-Invest 5
Madison Office	1/19/2011	5/26/2016	$31,547,155	$—	$—	$—	$31,547,155	$—	$35,848,725	$35,848,725	$1,887,987
Jamestown 28
Milk Studios	2/11/2013	8/31/2017	$206,700,000	$(89,305,000)	$—	$—	$117,395,000	$89,305,000	$70,679,944	$159,984,944	$40,755,134

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

Millennium Portfolio	7/19/2013	5/31/2017	$192,500,000	$—	$—	$—	$192,500,000	$—	$154,274,861	$154,274,861	$81,965,069
Lantana	7/26/2013	11/4/2016	$371,085,942	$(188,000,000)	$—	$—	$183,085,942	$188,000,000	$142,275,736	$330,275,736	$71,573,358
Jamestown 27
Falchi	5/25/2012	12/22/2016	$233,983,974	$(88,100,155)	$—	$—	$145,883,819	$48,000,000	$71,479,737	$119,479,737	$136,613,244

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

JAMESTOWN ATLANTA INVEST 1, LLC

Sponsored by Jamestown

UP TO $50,000,000 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

The date of this offering circular is [                        ], 2019.

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Certificate of Formation

2.2	Form of Amended and Restated Operating Agreement

4.1*	Form of Subscription Agreement

6.1	Form of Sub-Advisory Agreement

8.1*	Escrow Agreement between Jamestown Atlanta Invest 1, LLC and North Capital

11.1*	Consent of King & Spalding LLP

11.2	Consent of Moore, Colson & Company, P.C.

12.1*	Opinion of King & Spalding LLP as to the legality of the securities being qualified

13.1	Solicitation of Interest Materials - Home Pages

15.1	Form of Amended and Restated Operating Partnership Agreement

*	To be filed by amendment

CONFIDENTIAL TREATMENT REQUESTED

BY JAMESTOWN ATLANTA INVEST 1, LLC

PURSUANT TO 17 C.F.R. Section 200.83

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, on [                    ], 2019.

Jamestown Atlanta Invest 1, LLC

By:
Name:	Matt Bronfman
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer of	, 2019
Matt Bronfman	Jamestown Atlanta Invest 1, LLC (Principal Executive Officer)

	Chief Financial Officer and	, 2019
Chris Kopecky	Chief Accounting Officer of
Jamestown Atlanta Invest 1, LLC (Principal Financial Officer and Principal Accounting Officer)